UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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LOEWS CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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9 West 57th Street New York, NY 10019-2714
Notice of 2025 Annual Meeting of Shareholders
AGENDA:		DATE: Tuesday, May 13, 2025 TIME: 11:00 a.m. New York City Time PLACE: Loews Regency New York Hotel 540 Park Avenue, New York, New York 10065 RECORD DATE: March 18, 2025
1	To elect the eleven directors named in this proxy statement;
2	To approve, on an advisory basis, the company’s executive compensation;
3	To ratify the appointment of our independent auditors for 2025;
4	To consider a proposal to approve the Loews Corporation 2025 Incentive Compensation Plan; and
5	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on March 18, 2025 are entitled to notice of and to vote at the meeting and any adjournment or postponement.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE, OR IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, BY SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY CARD.
By order of the Board of Directors,

Marc A. Alpert
Senior Vice President, General Counsel and Secretary
April 2, 2025

Loews Corporation 2025 Incentive Compensation Plan	Ex. A

We are providing this Proxy Statement in connection with the solicitation by our Board of Directors (our “Board”) of proxies to be voted at our 2025 Annual Meeting of Shareholders (our “Annual Meeting”), which will be held at the Loews Regency New York Hotel, 540 Park Avenue, New York, New York 10065, on Tuesday, May 13, 2025, at 11:00 a.m. New York City Time.
Our mailing address is 9 West 57th Street, New York, New York 10019. Please note that throughout this Proxy Statement we refer to Loews Corporation as “we,” “us,” “our,” “Loews” or the “company.”
Information and reports on websites that we refer to in this Proxy Statement will not be deemed a part of, or otherwise incorporated by reference in, this Proxy Statement.

2	Loews Corporation 2025 Proxy Statement

Proxy Statement Summary
Proxy Statement Summary
Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting.
This Proxy Statement, our 2024 Annual Report, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 11, 2025, and the proxy card are available at www.loews.com/reports.
AGENDA AND VOTING MATTERS

Proposal	Board Recommendation	Page Reference
Proposal 1: Elect the eleven directors listed below	FOR	5
Proposal 2: Approve, on an advisory basis, the company’s executive compensation	FOR	22
Proposal 3: Ratify the appointment of the company’s independent auditors for 2025	FOR	48
Proposal 4: Consider a proposal to approve the Loews Corporation 2025 Incentive Compensation Plan	FOR	51
Transact such other business as may properly come before the meeting or any adjournment or postponement thereof

DIRECTOR NOMINEES

			Board Committee Membership
Name & Title	Age	Director Since	Audit	Compensation	Nominating & Governance	Executive
Ann E. Berman Retired Senior Advisor to the President, Harvard University	72	2006	■
Charles D. Davidson Partner, Quantum Capital Group	75	2015			■
Charles M. Diker Chairman, Diker Management, LLC	90	2003	■	■
Paul J. Fribourg Chairman, President and CEO, Continental Grain Company Lead Independent Director	71	1997	■	■	■ CHAIR
Walter L. Harris Former President and CEO, FOJP Service Corp. and Hospital Insurance Co.	73	2004	■ CHAIR	■
Jonathan C. Locker President, Tiger Management	48	2023	■		■
Susan P. Peters Retired Chief Human Resources Officer, General Electric Company	71	2018		■ CHAIR
Alexander H. Tisch Vice President, Loews Corporation, President and Chief Executive Officer, Loews Hotels & Co	46	2025				■
Benjamin J. Tisch President and Chief Executive Officer, Loews Corporation	42	2025				■
James S. Tisch Chairman of the Board, Retired President and Chief Executive Officer, Loews Corporation	72	1986				■
Anthony Welters Founder, Chairman and CEO, CINQ Care Inc.	70	2013			■

Further information regarding our director nominees is included under the heading “Director Nominees” beginning on page 7.

Loews Corporation 2025 Proxy Statement	3

Proxy Statement Summary
CORPORATE GOVERNANCE HIGHLIGHTS
Our corporate governance framework reinforces our goal of building long-term value for shareholders.

Board Independence
▪
The Board has determined that all of our directors and nominees (other than Alexander, Benjamin and James Tisch) are independent under our independence standards and the New York Stock Exchange listing standards.

▪ Independent directors regularly hold executive sessions at Board meetings, which are chaired by our lead director.
Accountability to Shareholders	▪ All of our directors are elected annually.
▪ Our directors are elected by a majority voting standard in uncontested elections.
▪ Shareholders are invited to submit questions to our Chief Executive Officer and Chief Financial Officer in connection with our quarterly earnings releases.
Board Composition and Evaluation	▪ Our Board consists of directors with a diverse mix of skills, experience and backgrounds.
▪ Our Board and Board committees undertake robust annual self-evaluations.
Board Committees	▪ We have four Board committees — Audit, Compensation, Nominating and Governance, and Executive.
▪ Each of our Audit, Compensation and Nominating and Governance Committees is composed entirely of independent directors.
Leadership Structure	▪ We have a separate Chief Executive Officer and Chairman of the Board.

▪
Our lead director is fully independent and empowered with broadly defined authorities and responsibilities. Our lead director is also Chairman of our Nominating and Governance Committee, which is responsible for developing our corporate governance principles.

Risk Oversight	▪ Our Board is responsible for risk oversight. It regularly evaluates enterprise risk management and related policies and practices, and oversees management in its assessment and mitigation of risk.
Director and Officer Stock Ownership	▪ Our non-employee directors are required to own shares of our stock having a value of at least three times their annual cash retainer.
▪ Our executive officers and directors as a group, and members of their families, own a substantial percentage of our outstanding common stock.
▪ We only have a single class of common stock, which directly aligns the interests of our executive officers and directors with those of our other shareholders.
▪ We have anti-hedging and pledging policies for directors and executive officers.
Compensation Governance	▪ Our fully independent Compensation Committee oversees all aspects of our executive compensation program.
▪ We have an annual shareholder advisory vote to approve named executive officer compensation.
▪ We have a clawback policy that allows for the recoupment of incentive compensation.
▪ We do not maintain employment agreements or agreements to pay severance upon a change in control with any of our executive officers.
▪ We structure a large majority of our executive officers’ compensation to be performance based.
Ethics and Corporate Responsibilities	▪ Our Code of Business Conduct and Ethics is disclosed on our website.
▪ We have an active and robust ethics and compliance program, which includes regular employee training.

4	Loews Corporation 2025 Proxy Statement

Proposal No. 1: Election of Directors
Proposal No. 1:
Election of Directors
At the Annual Meeting, shareholders will vote to elect a Board of eleven directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. It is the intention of the persons named in the accompanying form of proxy, unless you specify otherwise, to vote for the election of the nominees named below, each of whom is a current director. Our Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a director and each has agreed to be nominated in this Proxy Statement.
If any nominee is unable or unwilling to serve, we anticipate that either:
▪	proxies will be voted for the election of a substitute nominee or nominees recommended by our Nominating and Governance Committee and approved by our Board; or
▪	our Board will adopt a resolution reducing the number of directors constituting our full Board.
Director Nominating Process
In evaluating potential director nominees for recommendation to our Board, our Nominating and Governance Committee seeks individuals with exceptional talent and ability and experience from a wide variety of backgrounds to provide a diverse spectrum of experience and expertise relevant to a diversified business enterprise such as ours.
In identifying, evaluating and nominating individuals to serve as directors, our Board and its Nominating and Governance Committee do not rely on any preconceived diversity guidelines or rules. Rather, our Board and its Nominating and Governance Committee believe that Loews is best served by directors with a wide range of perspectives, professional experiences, skills and other individual qualities and attributes.

Although we have no minimum qualifications, a candidate should represent the interests of all shareholders, and not those of a special interest group, have a reputation for integrity and be willing to make a significant commitment to fulfilling the duties of a director.

Our Nominating and Governance Committee will screen and evaluate all recommended director nominees (including those validly proposed by shareholders) based on these criteria, as well as other relevant considerations. Further information regarding the process for a shareholder to recommend a director nominee can be found below under “Submissions of Nominations or Other Proposals for Our 2026 Annual Meeting” on page 61. Our Nominating and Governance Committee will retain full discretion in considering its nomination recommendations to our Board.

Loews Corporation 2025 Proxy Statement	5

Proposal No. 1: Election of Directors
Director Independence
Our Board has determined that the following directors, constituting a majority of our directors, are independent under our independence standards and the listing standards of the New York Stock Exchange: Ann E. Berman, Charles D. Davidson, Charles M. Diker, Paul J. Fribourg, Walter L. Harris, Jonathan C. Locker, Susan P. Peters and Anthony Welters. We refer to these directors in this Proxy Statement as our “independent directors.” Our Board considered all relevant facts and circumstances and applied the independence standards described below, which are consistent with New York Stock Exchange listing standards, in determining that none of our independent directors has any material relationship with us or our subsidiaries.
Our Board has established the following standards to determine director independence.
A director would not be considered independent if any of the following relationships exists:
▪	during the past three years the director has been an employee, or an immediate family member has been an executive officer, of Loews;
▪
the director or an immediate family member received, during any twelve-month period within the past three years, more than $120,000 in direct compensation from Loews, excluding director and committee fees, pension payments and certain forms of deferred compensation;

▪
the director is a current partner or employee or an immediate family member is a current partner of a firm that is Loews’s internal or external auditor, an immediate family member is a current employee of such a firm and personally works on the company’s audit or, within the last three years, the director or an immediate family member was a partner or employee of such a firm and personally worked on Loews’s audit within that time;

▪
the director or an immediate family member has at any time during the past three years been employed as an executive officer of another company where any of Loews’s present executive officers at the same time serves or served on that company’s compensation committee; or

▪
the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Loews for property or services in an amount which, in any of the last three years, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues.

In considering Mr. Davidson’s independence, the Board noted that a subsidiary of our insurance subsidiary, CNA Financial Corporation (“CNA”), has invested in a private investment fund managed by Quantum Capital Group (“Quantum”), where Mr. Davidson is a partner. The CNA subsidiary pays certain fees to Quantum in respect of the investment, including performance fees. While no performance fees have been paid as of the date of this Proxy Statement, Mr. Davidson is expected to be allocated a portion of any future performance fees. Based on the projected returns from the investment and Mr. Davidson’s nominal expected allocated percentage of any performance fees, the Board determined that this was not a material relationship.

6	Loews Corporation 2025 Proxy Statement

Proposal No. 1: Election of Directors
Director Nominees
Information about each nominee for director and the nominee’s age, principal occupation during the past five years and individual qualifications and attributes are set forth below. Unless otherwise noted in this Proxy Statement, no entity related to a nominee is affiliated with Loews.

Ann E. Berman
AGE: 72 DIRECTOR SINCE: 2006
Retired advisor to the President of Harvard University. Ms. Berman is also the Chair of the Board of Immuneering Corporation. Ms. Berman was a director of Renalytix plc from 2021 until 2022, Cantel Medical Corp. from 2011 until 2021 and Eaton Vance Corporation from 2006 until 2021.

EXPERIENCE: Ms. Berman’s experience, including having served as Vice President of Finance and Chief Financial Officer of Harvard University, has provided her with a deep knowledge of the complex financial issues faced by large institutions such as Loews. In addition, her past service on the board of the Harvard Management Company, which oversees the management of Harvard’s endowment, gives her extensive experience in dealing with large and diverse investment portfolios such as those maintained by Loews and its subsidiaries. This knowledge and experience are valuable to our Board and qualify her as an audit committee financial expert.

Charles D. Davidson
AGE: 75 DIRECTOR SINCE: 2015
Partner at Quantum Capital Group, a private equity fund specializing in investments in energy businesses. Mr. Davidson served as Chief Executive Officer of Noble Energy Inc., an independent producer of oil and natural gas, from 2000 through 2014, and was Chairman of the Board of Noble until his retirement in 2015. Mr. Davidson was also a director, from 2016, and Chairman of the Board, from 2018, of Jagged Peak Energy, Inc. until 2020.

EXPERIENCE: Mr. Davidson’s extensive experience with oil and gas operations, as well as his management of a large, complex, multinational organization, give him knowledge and insights that are valuable to our Board, particularly in overseeing the business of our energy industry subsidiary, Boardwalk Pipelines Partners, LP (“Boardwalk Pipelines”).

Loews Corporation 2025 Proxy Statement	7

Proposal No. 1: Election of Directors

Charles M. Diker
AGE: 90 DIRECTOR SINCE: 2003	Chairman of Diker Management LLC, a registered investment adviser. Mr. Diker was a director, from 1985, and Chairman of the Board, from 1986, of Cantel Medical Corp. until 2021.
EXPERIENCE: Mr. Diker has had wide-ranging experience in the investment advisory field, as well as in the management or on the boards of several operating businesses. This combination of experiences as an investment professional and a key executive at operating companies is a valuable attribute Mr. Diker brings to our Board, particularly in light of Loews’s varied investment and business interests.

Paul J. Fribourg
AGE: 71 DIRECTOR SINCE: 1997 Lead Director
Chairman of the Board and Chief Executive Officer of Continental Grain Company, an international agribusiness and investment company. Mr. Fribourg is also a director of Estee Lauder Companies, Inc. Mr. Fribourg was a director of Restaurant Brands International, Inc. from 2014 to 2023 and of Bunge Limited from 2018 until 2022.

EXPERIENCE: Mr. Fribourg has had extensive and practical hands-on experience as the Chief Executive Officer of Continental Grain Company, a major industrial company with broad international operations. This background gives Mr. Fribourg particular insight into many of the business decisions that come before our Board.

Walter L. Harris
AGE: 73 DIRECTOR SINCE: 2004
From 2014 until 2019, President and Chief Executive Officer of FOJP Service Corporation, a provider of risk management services to hospitals, long-term care facilities and social service agencies in New York City, and Hospitals Insurance Company, a provider of insurance coverages and services to hospitals, long-term care facilities, physicians and healthcare professionals in New York State. Mr. Harris was Chairman of the Board of Directors of Watford Holdings Ltd. from 2014 until 2021.

EXPERIENCE: Mr. Harris has extensive experience in and knowledge regarding the commercial insurance industry, which is particularly valuable to our Board in light of Loews’s significant interest in the insurance industry as represented by one of our principal subsidiaries, CNA. In addition, his long tenure as Chairman of our Audit Committee qualifies him as an audit committee financial expert.

8	Loews Corporation 2025 Proxy Statement

Proposal No. 1: Election of Directors

Jonathan C. Locker
AGE: 48 DIRECTOR SINCE: 2023
President, Tiger Management, an investment firm founded by Julian H. Robertson. Previously, he served as a Partner at Tiger Global Management, an investment firm focused on public and private equity investments. In addition, since 2014 he has run a personal family office with investments across a wide range of asset classes, including public securities, private equity, real estate and venture capital.

EXPERIENCE: Mr. Locker’s experience as an investment professional managing large and diverse investment portfolios is a valuable attribute for our Board, particularly in light of the investment portfolios managed by the Company and its subsidiaries. His knowledge and experience also qualifies him as an audit committee financial expert.

Susan P. Peters
AGE: 71 DIRECTOR SINCE: 2018	Retired Senior Vice President of Human Resources of General Electric Company, a high-tech industrial company. Ms. Peters is also a director of Hydrofarm Holdings Group, Inc.
EXPERIENCE: Ms. Peters’ experience during her 38-year career at General Electric, in which she held positions of increasing responsibility and which culminated in her serving as the chief human resources officer and a member of the senior leadership team, has provided her with deep domain expertise in talent management, operational optimization, executive compensation and leadership development at the highest level that serve our Board extremely well.

Alexander H. Tisch
AGE: 46 DIRECTOR SINCE: 2025
Vice President, Loews, and President and Chief Executive Officer of our subsidiary, Loews Hotels. Mr. Tisch has served as a Vice President of Loews since 2014, and as an officer of Loews Hotels since 2017. Prior to becoming Chief Executive Officer of Loews Hotels in January 2023, he served as President of Loews Hotels from September 2020 until December 2022, and Executive Vice President, Chief Commercial and Development Officer of Loews Hotels from June 2017 until September 2020.

EXPERIENCE: Mr. Tisch’s experience as a member of the Loews and Loews Hotels leadership teams has provided him with broad knowledge of and insight into Loews, its operations and the businesses in which it is engaged, and has enabled him to be instrumental in providing our company with strategic direction. His direct experience in managing the Loews Hotels business, as well as his institutional knowledge, is of critical importance to our Board in fulfilling its responsibilities.

Loews Corporation 2025 Proxy Statement	9

Proposal No. 1: Election of Directors

Benjamin J. Tisch
AGE: 42 DIRECTOR SINCE: 2025
President and Chief Executive Officer of Loews. Mr. Tisch is also a director of CNA. Prior to becoming President and Chief Executive Officer of Loews in January 2025, Mr. Tisch served as Senior Vice President, Corporate Development and Strategy from May 2022 until December 2024 and as Vice President from 2014 until May 2022.

EXPERIENCE: Mr. Tisch’s experience as a member of the Loews leadership team has given him extensive knowledge of Loews, its operations and the businesses in which it is engaged, and has enabled him to be instrumental in providing our company with both strategic direction and day-to-day operational oversight. His direct experience in managing Loews’s business, as well as his institutional knowledge, is of critical importance to our Board in fulfilling its responsibilities.

James S. Tisch
AGE: 72 DIRECTOR SINCE: 1986
Chairman of the Board and retired President and Chief Executive Officer of Loews. Mr. Tisch is also a director of CNA. Mr. Tisch served as Loews’s President and Chief Executive Officer from 1999 until his retirement in December 2024 and, prior to that time, had served the company in a number of other executive positions. He was a director of General Electric Company from 2010 until 2022 and Diamond Offshore from 1989 until 2021.

EXPERIENCE: Mr. Tisch’s experience as Loews’s President and Chief Executive Officer has given him extensive knowledge of Loews, its operations and the businesses in which it is engaged, and enabling him to be instrumental in providing our company with strategic direction. His direct experience in managing Loews’s business, as well as his institutional knowledge, is of critical importance to our Board in fulfilling its responsibilities.

10	Loews Corporation 2025 Proxy Statement

Proposal No. 1: Election of Directors

Anthony Welters
AGE: 70 DIRECTOR SINCE: 2013
Founder, Chairman and Chief Executive Officer of CINQ Care Inc., a physician-led, community-based ambulatory care delivery system that delivers whole person care in the home, whenever possible, to black and brown communities. Mr. Welters is also Executive Chairman of BlackIvy Group, LLC, which builds and grows commercial enterprises in Sub-Saharan Africa, and Co-Founder and Chairman of Somatus, Inc., a leading provider of value-based kidney solutions to payors, health systems and other organizations seeking alternatives to traditional fee for service dialysis. From 2002 until his retirement in 2016, Mr. Welters served in various senior executive positions at UnitedHealth Group Incorporated. Mr. Welters is also a director of the Carlyle Group and Gilead Sciences, Inc.

EXPERIENCE: Mr. Welters’ experience as a senior executive at a large, complex health insurance company, as well as his service as a director of several public companies and his work with numerous educational and philanthropic organizations, give him a range of knowledge and skills that are extremely valuable to our Board.

BOARD COMPOSITION.
A number of institutional investors have requested the following disclosure: Of our eight independent director nominees, two are female and one is black.
FAMILY RELATIONSHIPS.
Benjamin J. Tisch is the son of James S. Tisch and the cousin of Alexander H. Tisch. Alexander H. Tisch is the nephew of James S. Tisch. None of our other executive officers or directors are related to any other. However, Andrew H. Tisch, a former Co-Chairman of our Board and current director emeritus of the company, is the father of Alexander H. Tisch and the brother of James S. Tisch, and Jonathan M. Tisch, a former Co-Chairman of our Board and current director emeritus of the company and Executive Chairman of Loews Hotels, is the cousin of Andrew H. Tisch and James S. Tisch.

Our Board recommends a vote FOR each of the nominees listed above to be elected as a director of our Company.

Loews Corporation 2025 Proxy Statement	11

Board Governance Information
Board Governance Information
Corporate Governance
Effective corporate governance reinforces our goal of building long-term value for shareholders. Our governance principles are detailed in our Corporate Governance Guidelines, which are reviewed annually and updated as needed, including in response to evolving best practices and regulatory requirements. We also have a Code of Business Conduct and Ethics which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer.
For more information on our governance practices and policies, please see “Corporate Governance Highlights” on page 4 in the Proxy Statement Summary section.

GOVERNANCE DOCUMENTS

The following governance documents are available on our website in the “Investors” section under “Governance” at www.loews.com and are available in print to any shareholder who requests a copy by writing to our Corporate Secretary:

▪ Corporate Governance Guidelines	▪ Compensation Committee Charter
▪ Code of Business Conduct and Ethics	▪ Nominating and Governance Committee Charter
▪ Audit Committee Charter

Board Leadership Structure
Our Board’s current leadership structure consists of a Chairman of the Board, James S. Tisch, and a lead director, presently Paul J. Fribourg, who is also Chairman of our Board’s Nominating and Governance Committee. Loews’s Chief Executive Officer, Benjamin J. Tisch, does not currently serve in a formal leadership capacity on our Board.
Our Board believes that this structure provides input, guidance and leadership for the Board from both senior management and non-management directors, which assists the Board in effectively fulfilling its oversight role. Our Board also believes that the current exclusion of Loews’s Chief Executive Officer from its leadership structure helps to achieve an appropriate balance between the differing perspectives of management and non-management directors during the course of its proceedings.
The lead director plays an important role in our Board’s leadership structure. Independent directors meet in executive session after each regular quarterly meeting of our Board. The lead director chairs these meetings of independent directors. Our lead director also currently serves as Chairman of the Nominating and Governance Committee, the principal Board committee charged with responsibility for the Board’s leadership structure. In this dual role, the lead director facilitates the ability of independent directors to fulfill their responsibilities and provides a structure for communicating any concerns that independent directors may have directly to Loews’s senior management.

12	Loews Corporation 2025 Proxy Statement

Board Governance Information
Board Committees
Our Board has standing Audit, Compensation, Nominating and Governance and Executive Committees.
The following table shows the current members and chairs of each of our Audit, Compensation and Nominating and Governance Committees and their primary responsibilities.

AUDIT

CHAIR: Walter L. Harris

OTHER MEMBERS:
Ann E. Berman    Charles M. Diker
Paul J. Fribourg   Jonathan C. Locker

2024 MEETINGS HELD: 6
Each of the members is an independent
director and satisfies the additional
independence and other requirements for
Audit Committee members provided for
in the listing standards of the New York
Stock Exchange and the rules of the
Securities and Exchange Commission.
Additionally, Ms. Berman and
Messrs. Harris and Locker have been
designated as “audit committee financial
experts” under the rules of the Securities
and Exchange Commission.

PRIMARY ROLE
The Audit Committee assists our Board in fulfilling its responsibility to oversee:
▪
the integrity of our financial statements;
▪
our compliance with legal and regulatory requirements;
▪
the qualifications and independence of our independent auditors;
▪
the performance of our internal audit function and independent auditors;
▪
our systems of disclosure controls and procedures and internal controls over financial reporting;
▪
cybersecurity risk management; and
▪
compliance with ethical standards adopted by Loews.
Our Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate our independent auditors and to approve all engagement fees and terms for our independent auditors.

COMPENSATION

CHAIR: Susan P. Peters

OTHER MEMBERS:
Charles M. Diker   Paul J. Fribourg
Walter L. Harris

2024 MEETINGS HELD: 2
Each of the members is an independent director and satisfies the additional independence requirements for Compensation Committee members provided for in the listing standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission.

PRIMARY ROLE
The Compensation Committee assists our Board in discharging its responsibilities relating to compensation and succession planning for our executive officers. These responsibilities include:
▪
reviewing our general compensation philosophy for executive officers;
▪
overseeing the development and implementation of executive compensation programs; and
▪
reviewing compensation levels, including incentive and equity-based compensation, for executive officers, directors and Board committee members.
Our Compensation Committee determines and approves compensation for our executive officers and administers our incentive and equity-based compensation plans.

Loews Corporation 2025 Proxy Statement	13

Board Governance Information

NOMINATING AND GOVERNANCE COMMITTEE
CHAIR: Paul J. Fribourg OTHER MEMBERS: Charles D. Davidson Jonathan C. Locker Anthony Welters 2024 MEETINGS HELD: 3 Each of the members is an independent director.
PRIMARY ROLE
The Nominating and Governance Committee identifies individuals qualified to become members of our Board and recommends to our Board a slate of director nominees for election at our annual meetings of shareholders. It also recommends directors for membership on our Board committees and determinations regarding director independence.
The Nominating and Governance Committee also develops and recommends to our Board a set of corporate governance principles, which are detailed in our Corporate Governance Guidelines.

Board Evaluation Process
Our Board undertakes an annual self-evaluation process to determine whether the Board and its Committees are functioning effectively and what, if any, action could improve Board and Committee performance.
Among other things, the Board’s annual self-evaluation includes consideration of:
▪
the Board’s structure and process, including the Board’s size and meeting schedule, whether Board deliberations are open and constructive, whether adequate time is scheduled for executive sessions, the adequacy of notice and supporting materials for meetings, the process for selecting new director candidates and the knowledge and experience of directors;

▪
the Board’s Committee structure, including the current Committee structure—consisting of Executive, Audit, Compensation and Nominating and Governance Committees, the adequacy of Committee charters and the scope of Committee activities, the Committee chairs and members and Committee communications to the full Board;

▪	the Board’s access to parent company and subsidiary management; and
▪
strategic goals, including the Board’s opportunity to evaluate and review with management corporate strategy and goals and the adequacy of information to understand the strategic and other risks facing the company.

To facilitate individual director evaluations, each director is encouraged to provide feedback to the lead independent director, the Chair of the Board, the Chief Executive Officer or the Corporate Secretary regarding other directors, including with respect to their experience, tenure and qualifications, commitment to the Board and its Committees, level of preparation for and participation in meetings, independence, industry and business knowledge and other relevant topics.
Each of the Audit, Compensation and Nominating and Governance Committees also perform a self-evaluation on an annual basis. The Committee self-evaluations include consideration of similar topics as the full Board’s self-evaluation.
In addition to these formal self-evaluations, our independent directors regularly meet in executive sessions chaired by our lead director, which facilitates the ability of independent directors to fulfill their responsibilities and provides a structure for communicating any concerns that independent directors may have.

14	Loews Corporation 2025 Proxy Statement

Board Governance Information
Executive Sessions of Independent Directors
Our independent directors meet in regular executive sessions without management participation. Paul J. Fribourg, who serves as our lead director, presides at these meetings.
Director Attendance at Meetings
During 2024, there were nine meetings of our Board, six meetings of our Audit Committee, two meetings of our Compensation Committee and three meetings of our Nominating and Governance Committee. During 2024, each of our incumbent directors, other than Anthony Welters, attended at least 75% of the total number of meetings of our Board and committees of our Board on which that director served. Our Board encourages all directors to attend our annual meetings of shareholders. All of our directors attended our 2024 annual meeting of shareholders.

Loews Corporation 2025 Proxy Statement	15

Board Governance Information
Board Oversight of Risk Management
Our Board recognizes the importance of understanding, evaluating and managing enterprise risk to the financial health of Loews and its business enterprises.

BOARD

Our Board is responsible for overseeing management in its efforts to systematically identify, assess and manage the principal risks facing us and our subsidiaries, and to implement policies and practices that promote a culture that actively balances risk and reward. Our Board exercises this responsibility, and evaluates our risk management practices, through its Board and Committee meetings, during which it hears reports on, and actively discusses, a variety of risk management matters. In addition, our Board regularly formally reviews our enterprise risk management framework.

MANAGEMENT

Our management team is responsible for identifying, assessing and managing our various exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and practices to help determine how best to identify, manage and mitigate risks. Management is supported in these efforts by the groups described below. Management regularly reports to our Board and its Committees on a variety of risk management matters.

Risk Council Chair: Chief Financial Officer Other Members: Representatives of Various Functional Areas
The Risk Council assists Loews’s management in developing and implementing our enterprise risk management framework, including reviewing the strategies, policies and practices established by our and our subsidiaries’ management teams to identify, assess and manage the material risks facing us and our subsidiaries.

ESG Working Group Chair: Chief Financial Officer Other Members: Representatives of Various Functional Areas	The ESG Working Group helps Loews’s management develop risk management and external reporting strategies with respect to environmental, social and governance matters.
Cyber Risk Committee Chair: IT Leadership Other Members: Representatives of Various Functional Areas	The Cyber Risk Committee helps Loews’s management evaluate and manage cybersecurity related risks across the Loews enterprise.
Business Continuity Working Group Co-Chairs: IT and Legal Leadership Other Members: Representatives of Various Functional Areas	The Business Continuity Working Group helps Loews’s management plan and prepare to be able to operate our critical business functions during emergency events.

16	Loews Corporation 2025 Proxy Statement

Board Governance Information
Share Ownership Guidelines for Directors
Our Board has adopted minimum share ownership guidelines for directors who are not employees or officers of Loews. Under these guidelines, each non-management director is required to own shares having a value (determined as of the time the shares are acquired) of at least three times the annual cash retainer payable to directors (which is currently $125,000 per year). Newly elected directors have until the date of the third annual meeting after they were first elected to accumulate the requisite shares. Shares owned by immediate family members or in certain trusts and unissued shares underlying restricted stock units (“RSUs”) are counted toward satisfying the requirement. Our Nominating and Governance Committee, or the committee chair acting by delegated authority, has the authority to grant exceptions to the guidelines for hardship reasons. All non-employee directors were in compliance with these guidelines as of the date of this proxy statement.
Director Compensation
During 2024, our non-management directors received a cash retainer of $31,250 per quarter and an annual RSU award with a value of $100,000 at the date of grant (the date of our annual shareholder meeting) under the Loews Corporation 2016 Incentive Compensation Plan (our “Incentive Compensation Plan” or the “2016 Plan”). Members of our Audit Committee received a cash retainer of $6,250 per quarter, and the committee chair received an additional $10,000 per quarter. Members of our Compensation Committee and Nominating and Governance Committee received a cash retainer of $2,500 per quarter, and the committee chairs received an additional $5,000 per quarter. Our lead director received an additional quarterly retainer of $5,000. Our non-management Co-Chairman of the Board received an additional quarterly retainer of $25,000. Our directors are reimbursed for reasonable expenses incurred in connection with attending board and committee meetings. Our non-management directors may elect to defer some or all of their cash and equity compensation.
The following table shows information regarding the compensation of our non-management directors during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option/SAR Awards(2)	All Other Compensation	Total
Ann E. Berman	$150,000	$100,000	$0	$0	$250,000
Joseph L. Bower(3)	70,467	0	0	0	70,467
Charles D. Davidson	135,000	100,000	0	0	235,000
Charles M. Diker	160,000	100,000	0	0	260,000
Paul J. Fribourg	210,000	100,000	0	0	310,000
Walter L. Harris	200,000	100,000	0	0	300,000
Jonathan C. Locker	156,319	100,000	0	0	256,319
Susan P. Peters	147,637	100,000	0	0	247,637
Andrew H. Tisch	225,000	100,000	0	133,000(4)	458,000
Anthony Welters	135,000	100,000	0	0	235,000

(1)
Amounts represent the grant date fair value of RSUs, calculated in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. At December 31, 2024, the aggregate number of RSUs outstanding for each non-management director was 1,288.

(2)
Prior to 2016, our non-management directors and executive officers were granted stock appreciation rights (“SARs”) under the Loews Corporation Stock Option Plan (our “Stock Option Plan”). At December 31, 2024, the aggregate number of SAR awards outstanding for each non-management director was: Ann E. Berman, 9,000; Joseph L. Bower, 9,000; Charles D. Davidson, 0; Charles M. Diker, 9,000; Paul J. Fribourg, 9,000; Walter L. Harris, 9,000; Jonathan C. Locker, 0; Susan P. Peters, 0; Andrew H. Tisch, 60,000; and Anthony Welters, 9,000.

(3)	Joseph L. Bower retired from the Board as of our 2024 annual meeting of shareholders. Amounts reflect compensation for service prior to the meeting.
(4)	Represents director fees earned for service on CNA’s Board of Directors.

Loews Corporation 2025 Proxy Statement	17

Board Governance Information
Transactions with Related Persons
Our Audit Committee Charter requires our Audit Committee to review and approve all related party transactions required to be disclosed under Securities and Exchange Commission rules. It has been our Audit Committee’s practice, however, to review and approve or ratify any transaction, regardless of the size or amount, involving us or any of our subsidiaries in which any of our directors, director nominees, executive officers, principal shareholders or any of their immediate family members has had or will have a direct or indirect material interest, without the participation of any member who may be involved in the transaction. All such related party transactions are submitted to our General Counsel for review and reported to our Audit Committee for its consideration. In each case, the Audit Committee considers, in light of all of the facts and circumstances it deems relevant, whether the transaction is fair and reasonable to us.
Our Audit Committee reviewed and approved or ratified each of the following 2024 related party transactions:
Jonathan M. Tisch owns a personal aircraft. From time to time he uses this aircraft for business purposes in connection with his role as Executive Chairman of Loews Hotels and seeks reimbursement from Loews Hotels for the costs associated with the business travel. The amount of such reimbursement is the lesser of (i) his actual costs associated with the flight and (ii) the cost of using Loews Hotels’ fractional aircraft interest for the flight that would have been applicable had he used Loews Hotels’ fractional aircraft interest. Any reimbursement is adjusted for any portion of the trip that is allocable to non-business travel. The reimbursable amount for such business use of his personal aircraft during 2024 was $226,030.
Alexander H. Tisch, son of Andrew H. Tisch, was employed as a Vice President of Loews and as President and Chief Executive Officer of Loews Hotels during 2024. Alexander H. Tisch earned cash compensation (including cash incentive compensation) of $3,192,308 in 2024 and participated in benefit programs available to salaried employees generally. In February 2024, he was granted 10,951 RSUs under our Incentive Compensation Plan.
Benjamin J. Tisch, son of James S. Tisch, was employed as Senior Vice President, Corporate Development and Strategy of Loews during 2024. Benjamin J. Tisch earned cash compensation (including cash incentive compensation) of $2,942,308 for 2024 and participated in benefit programs available to salaried employees generally. In February 2024, he was granted 10,951 RSUs under our Incentive Compensation Plan.
Following his retirement as a member of the Office of the President, Andrew H. Tisch reimburses the company for 100% of the costs associated with a company-provided car and driver. The reimbursement amount for the car and driver during 2024 was $238,268.

18	Loews Corporation 2025 Proxy Statement

Stock Ownership
Stock Ownership
Principal Shareholders
The following table shows certain information about all persons who, to our knowledge, were the beneficial owners of 5% or more of our common stock as of March 18, 2025 (unless otherwise indicated). All shares reported were owned beneficially by the persons indicated unless otherwise indicated below.

Name and Address	Amount Beneficially Owned	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	20,941,567(1)	9.8%
James S. Tisch c/o Barry L. Bloom 712 Fifth Avenue, 12th Floor New York, NY 10019	16,372,980(2)	7.8%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	14,930,820(3)	7.0%
Andrew H. Tisch c/o Barry L. Bloom 712 Fifth Avenue, 12th Floor New York, NY 10019	14,595,959(4)	6.9%
JPMorgan Chase & Co. 383 Madison Avenue New York, NY 10017	12,332,502(5)	5.8%

(1)
This information is based solely on a Form 13F report filed on February 11, 2025 by The Vanguard Group (Vanguard) with respect to holdings as of December 31, 2024. Based on a Schedule 13G report filed by Vanguard on February 13, 2024, as of December 31, 2023, Vanguard beneficially owned 20,649,420 shares, including 237,728 shares over which it had shared voting power, 19,869,555 shares over which it had sole dispositive power and 779,865 shares over which it had shared dispositive power. Vanguard provides investment management services through mutual funds to our Employee Savings Plan and our non-qualified deferred compensation plans. Fees for these services are incorporated into the fund NAV and fully disclosed as a fund expense included in the fund’s expense ratio. As a result, these fees are paid by participants and not by us. Fees fluctuate based on participants’ allocation decisions. Fees paid to Vanguard for these investment management services are reviewed by the benefits committee administering our retirement plans.

(2)
The amount beneficially owned includes: 9,551,407 shares held by trusts of which he is trustee; 3,005,037 shares held by his wife or trusts of which his wife is trustee; 594,500 shares held by a charitable foundation of which he is a director; 120,707 shares underlying vested RSUs of which he deferred receipt that are deliverable to him within 60 days of March 18, 2025 in connection with his retirement on December 31, 2024 (subject to the six-month delay required under Section 409A of the Internal Revenue Code); and 433 shares underlying unvested RSUs that will vest within 60 days of March 18, 2025. He has sole voting and investment power with respect to 12,773,443 shares and shared voting and investment power with respect to 3,599,537 shares.

(3)
This information is based solely on a Form 13F report filed on February 7, 2025 by BlackRock, Inc. (BlackRock) with respect to holdings as of December 31, 2024. Based on a Schedule 13G report filed on January 26, 2024, as of December 31, 2023, BlackRock beneficially owned 15,364,269 shares, including 13,919,212 shares over which it had sole voting power and 15,364,269 shares over which it had sole dispositive power. BlackRock provides investment management services through mutual funds to our Employee Savings Plan and our non-qualified deferred compensation plans. Fees for these services are incorporated into the fund NAV and fully disclosed as a fund expense included in the fund’s expense ratio. As a result, these fees are paid by participants and not by us. Fees fluctuate based on participants’ allocation decisions. Fees paid to BlackRock for these investment management services are reviewed by the benefits committee administering our retirement plans.

(4)
The amount beneficially owned includes: 12,042,768 shares held by trusts of which he is trustee and 985,000 shares held by a charitable foundation of which he is a director. He has sole voting and investment power with respect to 13,610,959 shares and shared voting and investment power with respect to 985,000 shares.

(5)
This information is based solely on a Form 13F report filed on February 12, 2025 by JPMorgan Chase & Co. (JPMorgan) with respect to holdings as of December 31, 2024. According to a Schedule 13G report filed by JPMorgan on January 23, 2024, as of December 31, 2023, JPMorgan beneficially owned 13,195,141 shares, including 12,505,548 shares over which it had sole voting power, 167 shares over which it had shared voting power, 13,152,068 shares over which it had sole dispositive power and 5,819 shares over which it had shared dispositive power. From time to time, we and our subsidiaries have banking relationships with JPMorgan.

Loews Corporation 2025 Proxy Statement	19

Stock Ownership
Director and Officer Holdings
The following table shows certain information, as of March 18, 2025, regarding the shares of our common stock beneficially owned by each director and nominee, each director emeritus, each executive officer named in the Summary Compensation Table and all of our executive officers, directors and directors emeriti as a group, based on data furnished by them.

Name	Amount Beneficially Owned(1)(2)	Percent of Class
Ann E. Berman	22,058(3)	*
Charles D. Davidson	28,193(4)	*
Charles M. Diker	25,029(5)	*
Paul J. Fribourg	22,058(6)	*
Walter L. Harris	28,029(7)	*
Jonathan C. Locker	24,356(8)	*
Susan P. Peters	13,516(9)	*
Richard W. Scott	42,919	*
Kenneth I. Siegel	7,590	*
Alexander H. Tisch	55,063(10)	*
Andrew H. Tisch	14,595,959(11)	6.9%
Benjamin J. Tisch	715,127(12)	*
James S. Tisch	16,372,980(13)	7.8%
Jonathan M. Tisch	8,078,972(14)	3.8%
Jane J. Wang	12,312	*
Anthony Welters	17,118(15)	*
All executive officers, directors and directors emeriti as a group (17 persons including those listed above)	40,074,368(16)	19.0%

*	Represents less than 1% of the outstanding shares.
(1)	Except as otherwise indicated, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to those shares.
(2)

The number of shares included for shares issuable upon the exercise of SARs granted under our Stock Option Plan is the number of shares each person would have received had such person exercised his or her SARs, based on the fair market value per share of $86.89 for our common stock, calculated under the terms of our Stock Option Plan, on March 18, 2025.

(3)

Includes: (i) 3,835 shares issuable upon the exercise of SARs that are currently exercisable; (ii) 11,937 shares underlying vested RSUs of which the director deferred receipt that could be delivered to the director within 60 days of March 18, 2025 if the director’s service as a director terminated during that time; and (iii) 1,288 shares underlying unvested RSUs that will vest within 60 days of March 18, 2025.

(4)
Includes 1,288 shares underlying unvested RSUs that will vest within 60 days of March 18, 2025.
(5)
Includes: (i) 3,835 shares issuable upon the exercise of SARs that are currently exercisable and (ii) 1,288 shares underlying unvested RSUs that will vest within 60 days of March 18, 2025.
(6)

Includes: (i) 3,835 shares issuable upon the exercise of SARs that are currently exercisable; (ii) 16,935 shares underlying vested RSUs of which the director deferred receipt that could be delivered to the director within 60 days of March 18, 2025 if the director’s service as a director terminated during that time; and (iii) 1,288 shares underlying unvested RSUs that will vest within 60 days of March 18, 2025.

(7)

Includes: (i) 3,835 shares issuable upon the exercise of SARs that are currently exercisable and (ii) 1,288 shares underlying unvested RSUs that will vest within 60 days of March 18, 2025. In addition, Mr. Harris owns beneficially 1,830 shares of CNA.

(8)
Includes 1,288 shares underlying unvested RSUs that will vest within 60 days of March 18, 2025.
(9)

Includes: (i) 10,269 shares underlying vested RSUs of which the director deferred receipt that could be delivered to the director within 60 days of March 18, 2025 if the director’s service as a director terminated during that time; and (ii) 1,288 shares underlying unvested RSUs that will vest within 60 days of March 18, 2025.

(10)

Includes 5,780 shares underlying vested RSUs of which Mr. Alexander Tisch deferred receipt that could be delivered to him within 60 days of March 18, 2025 if his employment was terminated during that time.

(11)

Includes: (i) 12,042,768 shares held by trusts of which Mr. Andrew Tisch is trustee; and (ii) 985,000 shares held by a charitable foundation as to which Mr. Andrew Tisch has shared voting and investment power. In addition, Mr. Andrew Tisch is the managing trustee and beneficiary of a trust that owns beneficially 106,100 shares of CNA.

20	Loews Corporation 2025 Proxy Statement

Stock Ownership
(12)

Includes 5,780 shares underlying vested RSUs of which Mr. Benjamin Tisch deferred receipt that could be delivered to him within 60 days of March 18, 2025 if his employment was terminated during that time.

(13)

Includes: (i) 120,707 shares underlying vested RSUs of which Mr. James Tisch deferred receipt that could be delivered to him within 60 days of March 18, 2025 in connection with his retirement on December 31, 2024 (subject to the six-month delay required by Section 409A); (ii) 433 shares underlying unvested RSUs that will vest within 60 days of March 18, 2025; (iii) 9,551,407 shares held by trusts of which Mr. James Tisch is trustee; (iv) 594,500 shares held by a charitable foundation as to which Mr. James Tisch has shared voting and investment power; and (v) 3,005,037 shares held by his wife or trusts of which his wife is trustee as to which Mr. James Tisch has shared voting and investment power. In addition, Mr. James Tisch is also the managing trustee and beneficiary of a trust that owns beneficially 106,100 shares of CNA.

(14)

Includes: (i) 6,655,529 shares held by trusts of which Mr. Jonathan Tisch is the trustee; (ii) 1,020,040 shares held by a charitable foundation as to which Mr. Jonathan Tisch is the sole trustee; (iii) 253,403 shares held by his wife as to which Mr. Jonathan Tisch has shared voting and investment power; and (iv) 150,000 shares held by a charitable foundation as to which Mr. Jonathan Tisch has shared voting and investment power.

(15)

Includes: (i) 3,835 shares issuable upon the exercise of SARs that are currently exercisable; (ii) 2,150 shares underlying vested RSUs of which the director deferred receipt that could be delivered to the director within 60 days of March 18, 2025 if the director’s service as a director terminated during that time; and (iii) 1,288 shares underlying unvested RSUs that will vest within 60 days of March 18 2025.

(16)

Includes: (i) 19,175 shares issuable upon the exercise of SARs that are currently exercisable; (ii) 52,851 shares underlying vested RSUs of which the directors and executives deferred receipt that could be delivered to them within 60 days of March 18, 2025 if their service as directors or executives terminated during that time; (iii) 120,707 shares underlying vested RSUs of which Mr. James Tisch deferred receipt that could be delivered to him within 60 days of March 18, 2025 in connection with his retirement on December 31, 2024 (subject to the six-month delay required by Section 409A); and (iv) 10,737 shares underlying unvested RSUs that will vest within 60 days of March 18, 2025.

Loews Corporation 2025 Proxy Statement	21

Proposal No. 2: Advisory Resolution to Approve Executive Compensation
Proposal No. 2:
Advisory Resolution to Approve Executive Compensation
As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we provide our shareholders with an annual advisory vote to approve named executive officer compensation. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on the compensation paid to our named executive officers as disclosed under the heading “Executive Compensation” beginning on page 23 of this Proxy Statement.
Our executive compensation program is designed to attract, motivate and retain highly qualified executives who are able to help achieve the company’s objectives and create shareholder value over the long term. Our executive compensation programs and objectives are described in detail under the heading “Compensation Discussion and Analysis” and the level of compensation paid to our named executive officers during the last three years is set out in the Summary Compensation Table and related information. Our Compensation Committee believes that our executive compensation program is effective in achieving our objectives.
This advisory vote to approve named executive officer compensation is not binding on our Board. However, the Board values our shareholders’ input and will take into account the result of the vote when determining future executive compensation arrangements.

Accordingly, our Board recommends a vote FOR the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed under the heading “Executive Compensation” in the Proxy Statement for the 2025 Annual Meeting of Shareholders.”

22	Loews Corporation 2025 Proxy Statement

Executive Compensation
Executive Compensation
Compensation Discussion
and Analysis
Executive Summary
This Compensation Discussion and Analysis contains information about the compensation we pay to our executive officers whose compensation is required to be disclosed in the Executive Compensation tables that follow under Securities and Exchange Commission rules (“named executive officers”).

OUR NAMED EXECUTIVE OFFICERS FOR 2024 WERE:
James S. Tisch*	Jane J. Wang	Jonathan M. Tisch**	Kenneth I. Siegel	Richard W. Scott
President and Chief Executive Officer, Office of the President	Senior Vice President and Chief Financial Officer	Office of the President, Co-Chairman of the Board, Loews Corporation; Executive Chairman, Loews Hotels	Senior Vice President	Senior Vice President and Chief Investment Officer

*
James S. Tisch retired from his executive roles as President and Chief Executive Officer and a member of the Office of the President effective December 31, 2024. He continues to serve as a director and, effective January 1, 2025, as Chairman of the Board. Benjamin J. Tisch, previously Senior Vice President, Corporate Development and Strategy, succeeded him as President and Chief Executive Officer effective January 1, 2025.

**
Jonathan M. Tisch resigned from his roles as a member of the Office of the President and as director and Co-Chairman of the Board on December 31, 2024. He continues to serve as Executive Chairman of Loews Hotels and, effective January 1, 2025, as a director emeritus.

WHO WE ARE
Loews Corporation is a holding company. We own significant interests in a diverse portfolio of businesses, including:

CNA Financial Corporation is a property and casualty insurer (approximately 92% ownership interest)	Boardwalk Pipelines is a provider of transportation and storage services for natural gas and natural gas liquids (100% ownership interest)	Loews Hotels is an operator and manager of hotels (100% ownership interest)	Altium Packaging is a manufacturer of rigid plastic packaging (approximately 53% unconsolidated ownership interest)

In addition, we had approximately $3.3 billion of cash and investments at the holding company level as of December 31, 2024.
Our primary function is to allocate our capital in ways that drive long-term value creation and returns for our shareholders. To do this we make decisions related to investments in our subsidiaries, repurchases of our shares, acquisitions and dispositions of subsidiaries and prudent investment of our cash and investment assets.

Loews Corporation 2025 Proxy Statement	23

Executive Compensation
In light of our business model, our most critical asset is our people — our human capital — including our senior leadership team that drives our capital allocation decisions. All of our executive officers and other employees are located in our headquarters office in New York City. We not only compete for leadership talent with our and our subsidiaries’ peer companies, but also with New York City-based financial services firms, including investment and commercial banks, private equity funds, hedge funds, insurance and reinsurance companies and other sophisticated financial firms. Our compensation policies and practices are driven by our need to attract and retain highly qualified, financially sophisticated executive officers in this competitive marketplace and motivate them to provide a high level of performance for our shareholders.
OUR COMPENSATION PHILOSOPHY
We have maintained a consistent compensation philosophy for many years, which takes into account that the quality of our leadership has a direct impact on our performance. Our compensation philosophy is based on the following objectives:
▪	Motivating superior long-term financial performance and the creation of shareholder value over the long term;
▪	Discouraging unreasonable risk taking;
▪	Aligning compensation with our long-term strategy and focus and the interests of our shareholders;
▪	Providing market-competitive compensation;
▪	Avoiding excessive compensation; and
▪	Attracting and retaining high-caliber executive talent.
We believe in recognizing the performance of our executive officers primarily through a combination of cash compensation, made up of a fixed base salary and incentive compensation, and stock-based compensation, which, in 2024, consisted of performance-based restricted stock units. Because cash incentive compensation and our restricted stock unit awards are tied to performance, a large majority of the compensation paid to our executive officers is performance-based and, other than their fixed base salaries, no compensation is guaranteed.
HOW WE STRUCTURE OUR EXECUTIVE COMPENSATION PROGRAM
We structure our executive compensation to avoid the possibility of excessive compensation in any given year, including through:
▪	the Compensation Committee’s ability to exercise negative discretion in determining cash incentive compensation;
▪	setting what we believe to be reasonable, but achievable, performance targets for both cash incentive compensation and stock-based awards; and
▪	generally not paying cash incentive compensation in excess of pre-established target levels set by the Compensation Committee.
We believe this structure provides ample motivation for our executive officers to maximize their performance and focus on the long-term success of the company, while deterring unreasonable risk taking with an eye toward short-term results.
The fixed base salary for our named executive officers has generally comprised substantially less than half of their total potential cash compensation, with the balance coming from our performance-based Incentive Compensation Plan. In setting potential awards under that plan, our Compensation Committee sets what it believes are reasonable, but achievable, target levels, but reserves broad discretion to reduce or eliminate incentive compensation. The Compensation Committee also establishes maximum award levels that will not be exceeded.

24	Loews Corporation 2025 Proxy Statement

Executive Compensation
In selecting and allocating the elements of our executive compensation program, we have considered, among other things, our historical compensation policies as they have evolved over the years and benchmarking information regarding executive compensation paid by comparably sized companies engaged in businesses similar to ours and our principal subsidiaries as well as others with which we compete for talent in the New York City marketplace. To assist in gathering this information and benchmarking our executive compensation practices against the practices at these companies, our human resources group engaged the compensation consultant, Semler Brossy.
OUR GOAL IS TO INCREASE SHAREHOLDER VALUE OVER THE LONG TERM
Our compensation program is intended to align the interests of our senior executives with those of our shareholders. Our goal is to increase shareholder value over the long term and to reasonably reward superior performance that supports that goal. In establishing the aggregate amount of targeted compensation for each named executive officer, we do not rely on formula-driven plans, which could result in unreasonably high compensation levels and encourage excessive risk taking. Instead, aggregate target compensation is based on an evaluation of the individual’s performance, skills, leadership and expected future contributions in the context of our financial performance and seeks to achieve the objectives of our compensation philosophy set forth above. Based on these considerations, we determine an overall level of target cash compensation, a portion of which is to be paid as base salary and the balance of which is structured to be performance-based cash compensation, and a level of stock-based awards. We consider the aggregate compensation (earned or potentially available) to each named executive officer in establishing each element of compensation.
2024 TOTAL CASH AND STOCK-BASED COMPENSATION
These charts show each of the three principal elements of our compensation program as a percentage of total cash and stock-based compensation for our Chief Executive Officer and other named executive officers in 2024.
CEO

Base Salary 14.4%	Cash Incentive Compensation 70.7%	Stock-Based Awards 14.8%
Incentive Compensation: 85.6%

OTHER NAMED EXECUTIVE OFFICERS

Base Salary 15.8% – 24.0%	Cash Incentive Compensation 54.7% – 71.3%	Stock-Based Awards 13.0% – 22.9%
Incentive Compensation: 76.0% – 84.2%

Loews Corporation 2025 Proxy Statement	25

Executive Compensation
SAY ON PAY VOTE
At our 2024 annual meeting of shareholders, 96% of the shares voted approved, on an advisory basis, our executive compensation program. We believe this result represents a strong endorsement of our executive compensation philosophy and practices.

SAY ON PAY VOTE APPROVAL
In the last five years, we received an average approval of approximately 95% in our annual advisory vote of shareholders on our executive compensation program.

Compensation Governance
We are committed to good compensation governance and design and administer our executive compensation program to be consistent with our business goals and in the best interests of our shareholders. In that regard, we:
▪	maintain a fully independent Compensation Committee, which oversees all aspects of our executive compensation and monitors, reviews and approves all executive compensation decisions;
▪	structure our cash incentive compensation awards to executive officers so that the Compensation Committee may exercise negative discretion over these awards;
▪	structure our executive officers’ stock-based compensation to be performance-based;
▪	have a clawback policy that allows for the recoupment of incentive compensation;
▪	do not have employment agreements with, or guarantee compensation to, any of our executive officers;
▪	do not have agreements with any of our executive officers to pay severance upon a change in control; and
▪
conduct an annual shareholder advisory vote on our executive compensation practices. We have received a large majority vote in favor of our executive pay program every year since implementing this vote.

Compensation Program Structure and Process
The principal components of compensation for our named executive officers are:
▪	base salary;
▪	performance-based cash incentive compensation awards;
▪	performance-based stock-based awards; and
▪	retirement, medical and related benefits.
Each year, our Chief Executive Officer, after consulting with our Vice President, Human Resources, reviews with the Compensation Committee the performance of each named executive officer and each other executive officer, and makes a recommendation to the Compensation Committee with respect to their annual compensation, including the setting of parameters for cash incentive compensation awards and stock-based awards. The Compensation Committee then meets in executive session without the Chief Executive Officer present and makes the final

26	Loews Corporation 2025 Proxy Statement

Executive Compensation
determination regarding the compensation for our Chief Executive Officer and each of the other named executive officers, as well as our other executive officers. The other named executive officers do not play any role in their own compensation determination other than discussing their performance with the Chief Executive Officer, and neither our Chief Executive Officer nor any other executive officer participates in the Compensation Committee’s final deliberations on compensation matters.
BASE SALARY
The Compensation Committee has capped the base salary for our named executive officers at $1 million per year for many years. Historically, this reflected the impact of provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) that limited the amount of non-performance-based compensation we were able to deduct for federal income tax purposes to $1 million for certain of the named executive officers. While these provisions are no longer applicable, the base salary for our named executive officers in 2024 remained capped at $1 million as the relative lower weight of base salary to performance-based compensation is consistent with the Committee’s belief that performance-based compensation should be the substantially greater part of the compensation of each of our named executive officers.
CASH INCENTIVE COMPENSATION AWARDS
The largest portion of the compensation earned by our named executive officers in 2024 came from cash awards under our Incentive Compensation Plan. This element of our compensation program ensures that a significant portion of each executive’s annual compensation is dependent on Loews’s annual achievement of a metric that we call “performance-based income.”

Defining Performance-based Income
Performance-based income is defined in our Incentive Compensation Plan as our consolidated net income as adjusted by the Compensation Committee under the terms of our Incentive Compensation Plan to account for specific factors that may impact our business, but which the Compensation Committee deems reasonable and appropriate to exclude or include in determining performance for incentive compensation purposes.

PROCESS OF ESTABLISHING ANNUAL INCENTIVE COMPENSATION AWARDS

STEP 1	Establish annual performance bonus pool	First quarter of each year
First, the Compensation Committee establishes an annual performance bonus pool expressed as a percentage of our performance-based income for that year.

The performance bonus pool is not an expectation of the bonus amounts that will, in fact, be paid; rather, it sets the outer limit of compensation that can be paid to all executive officers in our incentive compensation program for the year.

The Committee allocates a portion of the performance bonus pool to each of the named executive officers and other executive officers who participate in the incentive compensation program.

STEP 2	Establish Target Award	First quarter of each year
Then, the Compensation Committee establishes a target award (expressed as a dollar amount) for each participant, based on, among other things, an assessment of the individual’s expected performance.

The intention is that the incentive compensation award generally will not exceed the target award (even if the portion of the performance bonus pool allocated to a participant is in excess of the established target), except based on the Compensation Committee’s discretion.

Loews Corporation 2025 Proxy Statement	27

Executive Compensation

STEP 3	Establish Maximum Award	First quarter of each year

Next, the Compensation Committee establishes a maximum award (expressed as a dollar amount) for each participant, to cap the amount in excess of the target that the Committee may in its discretion award any participant.

A participant’s award cannot exceed the portion of the performance bonus pool allocated to the participant, and also cannot exceed the maximum award amount established by the Committee. In addition, it has been the practice of the Compensation Committee to retain negative discretion in the payment of awards, which allows the Committee to reduce or eliminate any award at its discretion.

STEP 4	Define Performance-based Income	First quarter of each year

The Compensation Committee determines what adjustments should be made to our consolidated net income for the year to account for factors that it believes would not be appropriate to include when determining performance for incentive compensation purposes.

However, by reserving the ability to exercise negative discretion to reduce an award otherwise earned, the Committee retains the ability to take into account these excluded items and other factors it deems relevant.

STEP 5	Calculate Performance-based Income and Conduct Participant Performance Assessment	First quarter of following year

After the fiscal year ends, the amount of performance-based income earned for the year is determined.
Once this has been determined, the Compensation Committee reviews and re-assesses each participant’s performance in the context of our financial performance and seeking to achieve the goals of our compensation philosophy.

Based upon this review and re-assessment, the Committee awards incentive compensation out of each executive’s pre-allocated percentage of the performance bonus pool.

The Committee, in its discretion, determines whether to award incentive compensation that meets or exceeds the target award (up to the maximum award established for that individual) or that is lower than the target award. Historically, the Committee generally has exercised its negative discretion to limit awards paid to the pre-established target amounts.

28	Loews Corporation 2025 Proxy Statement

Executive Compensation
How We Determined the Performance Bonus Pool for 2024 Incentive Compensation
For 2024, the Compensation Committee established at the beginning of 2024 a performance bonus pool of 4.5% of performance-based income, which it determined was an appropriate level to recognize the performance of plan participants, which include our named executive officers and other executive officers.
As has historically been the case, there was no expectation that the entire performance bonus pool would, in fact, be awarded and paid out, as the Committee’s practice has been to exercise its discretion to pay bonuses amounting to only a fraction of the performance bonus pool. The potential for excessive compensation was further limited by the establishment at the beginning of 2024 of target levels and absolute maximum amounts for each named executive officer and each other executive officer participating in our incentive compensation program.
In establishing the performance bonus pool and target and maximum awards for each named executive officer, the Compensation Committee took into account:
▪
our compensation philosophy and objectives, which aim to reasonably reward superior performance while eschewing formula-driven criteria, which have the potential of providing unreasonably high compensation levels;

▪	the individual’s duties, past and expected performance of those duties, experience and tenure and compensation history; and
▪	our goals of increasing shareholder value over the long term.

Negative discretion
An integral part of the implementation of the cash incentive compensation program by the Compensation Committee is the ability to use negative discretion for the award to each executive officer, allowing the Committee to reduce or eliminate any award notwithstanding the level of performance-based income. This gives the Committee the flexibility to appropriately evaluate the performance of each executive officer considering not only the level of performance-based income, but also Loews’s consolidated net income and the individual’s performance.

For each named executive officer, other than the Chief Executive Officer, the Compensation Committee also took into account the recommendations of the Chief Executive Officer. The Committee relied on these qualitative factors, together with its discretion to reduce awards below the target award as well as to pay awards up to the maximum amount, and determined not to establish other specific, quantitative criteria or numerical formulas of performance measures.
2024 NAMED EXECUTIVE OFFICER TARGET AND MAXIMUM AWARDS AND BONUS POOL ALLOCATION
The 2024 target and maximum awards and the share of the performance bonus pool allocated to each named executive officer were established in the first quarter of 2024 as follows:

Name	Share of 4.5% Bonus Pool Allocated	Target Award	Maximum Award
James S. Tisch	20.8%	$4,775,000	$6,000,000
Jane J. Wang	8.9	2,050,000	2,750,000
Jonathan M. Tisch	10.4	2,400,000	3,250,000
Richard W. Scott	12.5	2,870,000	3,500,000
Kenneth I. Siegel	19.1	4,400,000	5,250,000

The Committee did not make any changes to the 2024 executive compensation program or metrics after they were established in the first quarter of 2024.

Loews Corporation 2025 Proxy Statement	29

Executive Compensation
2024 ADJUSTMENTS TO CONSOLIDATED NET INCOME AND RATIONALE
The Compensation Committee determined in the first quarter of 2024 that net income should be adjusted to determine performance-based income for 2024 as set forth below. However, by reserving the ability to exercise negative discretion to reduce an award otherwise earned, the Committee retained the ability to take into account these excluded items (including, for example, impairments) and other factors it deems relevant when ultimately approving awards.

Adjustment identified in first quarter 2024	Rationale for exclusion
The effect of accounting changes
This item was excluded because:
•
by its nature it is not a cash item;
•
it is not within the control of the company or any named executive officer; and
•
it has the possibility of increasing or decreasing net income in ways that may not be predictable when performance-based income is established.

Net losses attributed to the impairment of goodwill, long-lived assets and/or equity method investments, and any net income or loss related to accounting for any benefit plan curtailments or settlements

These items were excluded because:
•
they are not cash items;
•
under generally accepted accounting principles, goodwill, long-lived assets and equity method investments are accounted for using an impairment-based model under which the carrying value is subject to reduction, resulting in charges to income, based on a decline in fair value, but the carrying value cannot be increased in subsequent periods if fair values rise; and
•
doing so encourages management to approach decisions related to these items objectively and impartially.

Any net income or loss relating to net reserve strengthening and/or adverse dividend or premium development for accident years prior to the 20 most recent years, and/or any favorable or unfavorable income statement impact of applying retroactive reinsurance accounting in connection with any and all CNA loss portfolio transfers

From time to time, CNA enters into loss portfolio transfer transactions. For instance, in 2010, CNA completed a retroactive reinsurance transaction under which it ceded substantially all of its legacy asbestos and environmental pollution liabilities to a reinsurer, subject to an aggregate limit of $4 billion. Additionally, in 2021, CNA ceded certain legacy excess workers’ compensation liabilities to a reinsurer. The Compensation Committee determined that any income statement impact of applying retroactive reinsurance accounting relating to loss portfolio transfer transactions should not be considered when measuring current performance. Moreover, the Compensation Committee determined that any net income or loss relating to net reserve strengthening or adverse dividend or premium development for accident years prior to the 20 most recent years should not be considered when measuring current performance.

Any net income or loss relating to (x) a remeasurement gain or loss for CNA’s long term care liabilities; (y) net reserve strengthening related to CNA’s benefit settlement option liabilities or (z) a disposition (or proposed disposition), a loss portfolio transfer or other transaction that is intended to fix or limit CNA’s exposure to its run-off Life & Group business

CNA’s individual and group long-term care businesses are in run-off and its payout annuity business was in run-off prior to its disposition in 2014. The Compensation Committee determined that any income statement impact from a remeasurement gain or loss for CNA’s long term care liabilities, net reserve strengthening for CNA’s benefit settlement option liabilities or a transaction that is intended to fix or limit CNA’s exposure to its run-off Life & Group business should not be taken into account when measuring current performance.

Investment gains and losses
The Compensation Committee decided to exclude investment gains and losses because the decision to realize a gain or a loss can be a discretionary decision. Accordingly, any implication that an individual could be wrongly motivated in taking or failing to take a gain or loss in an effort to impact consolidated net income would be removed.

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Executive Compensation

Adjustment identified in first quarter 2024	Rationale for exclusion
Catastrophe losses of CNA in excess of, but not less than, CNA’s budgeted amount
The Compensation Committee excluded this item because the level of catastrophes that impact a property and casualty insurer is, of course, unpredictable and, accordingly, not an appropriate way to measure performance. On the other hand, performance-based income should not be increased just because of a low level of catastrophes in any year. The Compensation Committee determined that the amount for catastrophe losses budgeted at the beginning of the year — which at times has been higher or lower than the actual level of catastrophe losses — is preferable for measuring performance.

Any net income or loss relating to the defense or disposition, by judgment or settlement, of litigation that is not related to the operations of the company’s continuing consolidated subsidiaries, including, for example, litigation related to the Corporation’s and/or its subsidiaries’ mergers, acquisitions and dispositions activities

The company’s ownership interests in its subsidiaries change from time to time and the company and its current and former subsidiaries are from time to time parties to litigation. For instance, the company and certain of its Boardwalk Pipelines-related subsidiaries are defendants in litigation relating to the company’s 2018 acquisition of the Boardwalk Pipelines limited partnership units not already owned by the company’s affiliates. The Compensation Committee determined that any net income or loss relating to the defense or disposition of litigation such as this matter should not be considered when measuring current performance.

Any net income or loss attributable to changes in deferred income tax assets and liabilities resulting from a change in income tax rates in 2024
Several of Loews’s subsidiaries, by the nature of their business, recognize significant deferred income tax assets and liabilities, which have accumulated over many years. A change in the income tax rate could have a significant impact on these deferred tax items and on Loews’s net income since the impact in the year of this change would involve the entire historical balance of deferred tax assets or liabilities. The Compensation Committee determined to exclude this item since any change in income tax rates is, of course, unpredictable and not within the company’s control, and the resulting impact on net income and loss would not be a suitable indication of current performance.

Any gain or loss on disposal of discontinued operations (but not income from operations of the discontinued operations)
The Compensation Committee determined to exclude both gains and losses from the disposal of discontinued operations in the belief that the results from a disposition, whether positive or negative, relate to the generally multi-year holding period of the asset disposed of, even though fully recognized in the year of disposal. Therefore, any such gains or losses could distort net income in the year of disposition.

For 2024, performance-based income ultimately amounted to $1,865 million compared to consolidated net income of $1,414 million.

Loews Corporation 2025 Proxy Statement	31

Executive Compensation
PERFORMANCE-BASED STOCK-BASED AWARDS
The third principal element of our compensation program for named executive officers and other executive officers is stock-based awards, which in 2024 consisted of performance-based RSUs (“PRSUs”).
The PRSUs, similar to the time-vesting RSUs granted in 2024 to our non-executive officers and certain other managerial and professional employees (“non-executive RSUs”), will vest in two equal tranches (subject to earlier vesting in the case of death, disability, termination without cause and certain retirements):
▪	50% on the second anniversary of the grant date; and
▪	50% on the third anniversary of the grant date.
In addition, for dividends, the PRSUs (along with non-executive RSUs) are credited cash (accruing interest each year at the one-year Treasury rate applicable in January of the year the dividend is paid) in respect of dividends paid, with such cash to be delivered to the executives only if and when the underlying PRSUs have been actually earned and vested.
However, unlike non-executive RSUs, in addition to being subject to the same time-vesting terms as non-executive RSUs, PRSUs granted to our executive officers are also subject to performance-vesting terms.
The performance-vesting terms made PRSUs dependent on the company achieving a pre-established level of performance-based income per share for 2024. The terms of the PRSUs awarded in the first quarter of 2024 provided that they would be earned by our executive officer recipients as follows (subject to the time-vesting provisions of the PRSUs):

PERFORMANCE-BASED INCOME PER SHARE:
At or Above Target	100% of PRSUs earned
At 50% to 100% of Target	Pro rata portion of PRSUs earned
Below 50% of Target	No PRSUs earned

In connection with the grant of PRSUs to our executive officers in the first quarter of 2024, the Compensation Committee established the performance-based income per share target for PRSUs at $4.15 per share. The Committee did not make any changes to the 2024 executive compensation program or metrics after they were established in the first quarter of 2024, including to this per share target amount.
The ultimate value of stock-based awards under our Incentive Compensation Plan is directly correlated to our performance as measured by the price of our common stock over the long term. The value of these awards increases and decreases directly with changes in the price of our common stock. In addition, unlike base salary and incentive compensation awards, which are earned and paid based on the annual performance of the individual and the company, PRSUs awarded in 2024 vest over a period of three years. As a result, these awards encourage executives to continue their employment with Loews. These elements further serve to align the executive’s interests with those of our shareholders.
The Compensation Committee makes annual grants of equity awards and takes other compensation actions in the first quarter of each year in connection with its annual management performance evaluation. Annual equity grants for executive officers occur on the same date as our annual equity grants for our other officers and employees, which typically occurs in February. Loews does not grant equity awards in anticipation of the release of non-public information or time the release of this information based on equity award grant dates. We also at times grant equity awards in connection with new hires or promotions during the year. These grants are approved by the Committee (or, in the case of grants to those who are not subject to Section 16 of the Exchange Act, by our Chief Executive Officer, as delegated by the Committee) and are also not granted in anticipation of the release of non-public information.

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Executive Compensation
EMPLOYEE BENEFITS
Our named executive officers also participate in benefit programs available to salaried employees generally, including retirement and medical programs. For 2024, these retirement programs included our Employee Savings Plan under Section 401(k) of the Internal Revenue Code and our Deferred Investment Plan. In addition, named executive officers continue to receive interest credits on accrued balances under our legacy Benefit Equalization Plan and, for certain of our named executive officers, under supplemental retirement agreements. Additional information regarding our retirement programs is available under “Pension Plans” on page 42 and “Nonqualified Deferred Compensation” on page 43.
2024 Compensation to Our Named Executive Officers
BASE SALARY
Consistent with our objective of emphasizing performance-based compensation, the base salary for each of our named executive officers during 2024 was less than $1 million. The base salaries for 2024 for James Tisch, Kenneth Siegel, Jonathan Tisch and Richard Scott remain unchanged from the prior year. The base salary for Jane Wang, who was promoted to Chief Financial Officer in 2022, was increased to $900,000 from $800,000 in accordance with a multiyear strategy to increase Ms. Wang’s compensation as a result of her increasing responsibilities.
CASH INCENTIVE COMPENSATION AWARDS
For 2024, the Compensation Committee made cash incentive compensation awards to our Chief Executive Officer and each of our other named executive officers, which were paid in the first quarter of 2025. In determining the amounts earned by these executives, the Committee acted consistently within the parameters of the grants that were established in the first quarter of 2024, including the size of the performance bonus pool for the year. However, the Committee also exercised its business judgment, using essentially a qualitative, rather than formula-driven, approach based on the Committee’s overall judgment of the individual’s performance in the context of our financial performance and seeking to achieve the objectives of our compensation philosophy. The Committee did not make any changes to the 2024 executive compensation program or metrics after they were established in the first quarter of 2024.
In addition to the specific factors discussed below, the Compensation Committee considered:
▪	its compensation philosophy in favor of fair and generally consistent pay levels and against excessive or unreasonable compensation levels;
▪	an emphasis on consistent, long-term, superior performance by the individual;
▪
its evaluation of the performance of each named executive officer based on direct observation, since each named executive officer regularly reports to the Board on the operations of the company and its subsidiaries; and

▪
for each named executive officer other than the Chief Executive Officer, executive sessions with the Chief Executive Officer in which each named executive officer’s performance is reviewed and evaluated.

These factors were not weighted and there is no formula for how these factors were applied in determining cash incentive compensation awards.

Loews Corporation 2025 Proxy Statement	33

Executive Compensation
Chief Executive Officer
In making its determination regarding the grant and payment of an incentive compensation award for 2024 to our Chief Executive Officer, James S. Tisch, the Compensation Committee considered, among other things, the overall performance of the company and its principal subsidiaries, its compensation philosophy against excessive or unreasonable compensation levels, its emphasis on consistent, long-term, superior performance by the individual and the level of inflation.

Based on these considerations, at the beginning of 2024, the Compensation Committee increased Mr. Tisch’s target and maximum cash incentive compensation levels by approximately 6.7% and 9.1%, respectively, from the prior year (which at target level represents an approximately 4.7% increase in total compensation from the prior year). The Committee also retained negative discretion to reduce any award to what it determines is a reasonable level under the circumstances.

The Compensation Committee evaluated Mr. Tisch’s performance in 2024 and during recent years, considering the overall state of the markets in which Loews and its subsidiaries operate and the financial markets generally. This is consistent with the Committee’s philosophy of evaluating performance over the longer term to encourage and reward long-term value creation and to discourage unreasonable risk-taking. The Committee considered Mr. Tisch’s ability to demonstrate leadership and maintain stability at Loews and our subsidiaries, and to prudently allocate the company’s capital to take advantage of market opportunities and protect against known risks.

The Compensation Committee noted the following accomplishments under Mr. Tisch’s leadership:
▪
Loews repurchased approximately 7.7 million shares, or 3.5%, of its common stock in 2024 and has repurchased approximately 77.5 million shares, or 26.6%, of its common stock from 2020 through the end of 2024, while consistently maintaining a very strong liquidity position;

▪ the company’s book value per share (excluding accumulated other comprehensive income) increased approximately 33.8% during the past five years; and
▪
the leadership teams at Loews’s principal operating subsidiaries remained focused and motivated to drive the most value from their respective companies, helped in part by the leadership of the company’s Chief Executive Officer and our other named executive officers.

As a result of these efforts, the underlying businesses of Loews’s subsidiaries have remained strong. For example:
▪ CNA achieved strong underlying P&C underwriting profitability and premium growth while actively managing the risk in its long-term care business and maintaining an extremely strong capital position;
▪
Boardwalk Pipelines continued to increase its operating results, grew its backlog by 46.7%, or $4.5 billion, to $14.2 billion as of December 31, 2024 and pursued strategically important growth projects; and

▪ Loews Hotels’ performance continued to exceed pre-pandemic levels, and it continued to execute on its long-term growth strategy through the development of several new hotel properties.
Incentive Compensation Determination: The Compensation Committee determined in the first quarter of 2025, for the reasons detailed above, that Mr. Tisch earned his target incentive compensation award for 2024. This award is approximately 27.4% of the amount allocated to him from the performance bonus pool based on the level of performance-based income for the year.

34	Loews Corporation 2025 Proxy Statement

Executive Compensation
Other Named Executive Officers
Similar to our Chief Executive Officer, each of our other named executive officers was granted a cash incentive compensation award in the first quarter of 2024 that was paid in the first quarter of 2025.

Consistent with the Compensation Committee’s determination for our Chief Executive Officer, the target and maximum awards for Richard Scott and Kenneth Siegel were similarly increased. Jane Wang received larger increases in her target and maximum award levels after another successful year as Chief Financial Officer in accordance with a multiyear strategy to increase Ms. Wang’s compensation as a result of her increasing responsibilities. Jonathan Tisch’s target and maximum award levels were unchanged from the prior year.

In making its determination regarding the amount of these awards earned by these executives, the Committee considered many of the same factors described above that it considered for our Chief Executive Officer. Based on its evaluation of each executive’s performance, including the input and recommendation of the Chief Executive Officer, the Committee, in the first quarter of 2025, awarded each of these other named executive officers incentive compensation equal to their target amount for 2024.

Incentive Compensation Determination: These incentive compensation awards amounted to approximately 27.4% of the total amount available in the performance bonus pool for the other named executive officers and are consistent with the Committee’s philosophy in favor of rewarding consistent, long-term superior performance, but against excessive or unreasonable compensation.

PERFORMANCE-BASED STOCK-BASED AWARDS
In making its determinations regarding the award of PRSUs in 2024 to our named executive officers, the Compensation Committee considered the same factors described above on page 27 under “Cash Incentive Compensation Awards” as well as the level of stock-based awards previously awarded to these individuals. These factors are not weighted and there is no formula for how these factors were applied in determining the number of PRSUs granted.
PRSU Determination: Based on all factors reviewed, in the first quarter of 2024, the Committee awarded 13,689 PRSUs, representing a grant date fair value of $1,000,000, to each of James and Jonathan Tisch, and 10,951 PRSUs, representing a grant date fair value of $800,000, to each of Richard Scott, Kenneth Siegel and Jane Wang. The grant date fair value of PRSU awards for 2024 for each of these executives was the same as the prior year. For 2024, performance-based income amounted to $8.46 per share, resulting in 100% of these PRSUs being earned by each of our named executive officers in the first quarter of 2025; however, these PRSUs still remain subject to their time-vesting provisions, with 50% of these PRSUs vesting in 2026 and 50% vesting in 2027.

Loews Corporation 2025 Proxy Statement	35

Executive Compensation
Other Considerations
Compensation Program as it Relates to Risk. Management and the Compensation Committee regularly review our compensation policies and practices to ensure they do not encourage excessive risk taking. This review includes the cash and equity incentive programs, which are discussed in detail above under “Compensation Program Structure and Process” beginning on page 26. Based on this review, we do not believe that our compensation program encourages excessive risk taking, due to, among many considerations, the following plan design elements:
▪	Our program appropriately balances the three primary components of our executives’ compensation: base salary, cash incentive compensation and equity-based incentive compensation.
▪
The Compensation Committee establishes reasonable, but achievable, performance targets for cash and equity-based incentive compensation in order to motivate our executives to create value for our shareholders over the long term while exercising prudent risk management.

▪
Awards of cash and equity-based incentive compensation are capped, and the Compensation Committee has the authority to exercise negative discretion with respect to payouts of cash incentive compensation, limiting excessive rewards for short-term results.

▪
Our executive officers and directors as a group, and members of their families, own a substantial percentage of our common stock, which strongly aligns their interests with those of our other shareholders and encourages a long-term focus.

▪	Our clawback policy, described below, requires the recoupment of incentive compensation received by our executive officers if we are required to restate our financial results, which mitigates risk.
Clawback Policy. We have adopted a policy that requires the recoupment of incentive compensation (cash and equity-based) received by our executive officers if we are required to restate our financial statements due to material noncompliance with the federal securities laws, including any required restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. In such case, the incentive compensation received by our executive officers during the three completed fiscal years prior to the date we determine we are required to prepare the restatement will be subject to recoupment to the extent the amounts received were greater than the amounts that would have been received if they had been calculated on the basis of the restated financial results.
Insider Trading, Anti-Hedging and Anti-Pledging Policies. Our Code of Business Conduct and Ethics contains insider trading policies and procedures governing the purchase, sale and/or other disposition of securities by directors, officers and employees, and by the company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations.
Additionally, we have adopted a policy that prohibits directors and executive officers from entering into hedging transactions in our common stock. For purposes of this policy, a hedging transaction is the entry into, or purchase or sale of, any financial instrument (including prepaid variable forward contracts, equity swaps and collars), or the entry into of any other transaction, in each case for the express purpose of offsetting a potential decline in the market value of our common stock. For the avoidance of doubt, financial instruments and transactions subject to this policy do not include transactions in securities (or derivative instruments relating thereto) of any open-end mutual fund, unit investment trust or exchange-traded fund, or of any company that is not affiliated with us.
In addition, directors and executive officers are prohibited from pledging our common stock, options relating to our common stock or any other security linked to our common stock as collateral for a loan unless the director or executive officer has the ability to repay the loan without liquidating the pledged stock and the loan is fully recourse to the director or executive officer.
Employment Agreements. We have no employment or other agreements relating to severance or payment upon a change of control with any of our named executive officers or other executive officers.
Share Ownership by Executive Officers and Directors. As disclosed above under “Director and Officer Holdings” on page 20, our executive officers and directors as a group, and members of their families, own a substantial percentage of our common stock, which strongly aligns their interests with those of our other shareholders.

36	Loews Corporation 2025 Proxy Statement

Compensation Committee Report on Executive Compensation
Compensation Committee Report on Executive Compensation
In fulfilling its responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Loews’s management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
By the Compensation Committee:
Susan P. Peters, Chair
Charles M. Diker
Paul J. Fribourg
Walter L. Harris
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has ever been an officer or employee of Loews, or is a participant in a transaction disclosed, or required to be disclosed, under the heading “Transactions with Related Persons,” on page 18. None of our executive officers serves as a member of the compensation committee or board of directors of any entity that has an executive officer serving on our Compensation Committee or as a director of the company.

Loews Corporation 2025 Proxy Statement	37

Executive Compensation Tables
2024 Executive
Compensation Tables
2024 Summary Compensation Table
The following table shows information for the years indicated regarding the compensation of our named executive officers for services in all capacities to us and our subsidiaries.

Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation	Total
James S. Tisch President and Chief Executive Officer, Office of the President
2024	$975,000	$1,000,000	$4,775,000	$0	$319,657(4)	$7,069,657
2023	975,000	1,000,000	4,475,000	153,220	315,117	6,918,337
2022	975,000	1,000,000	4,150,000	0	314,183	6,439,183
Jane J. Wang Senior Vice President and Chief Financial Officer
2024	900,000	800,000	2,050,000	0	147,365(5)	3,897,365
2023	784,616	800,000	1,650,000	101,157	128,731	3,464,504
2022	545,230	500,000	1,400,000	0	85,512	2,530,742
Jonathan M. Tisch Office of the President, Loews Corporation, and Executive Chairman, Loews Hotels
2024	975,000	1,000,000	2,400,000	0	251,935(6)	4,626,935
2023	975,000	1,000,000	2,400,000	180,108	278,902	4,834,010
2022	975,000	1,000,000	3,393,000	0	275,714	5,643,714
Kenneth I. Siegel Senior Vice President
2024	975,000	800,000	4,400,000	121,845	274,000(7)	6,570,845
2023	975,000	800,000	4,100,000	102,964	270,750	6,248,714
2022	975,000	800,000	4,050,000	78,344	247,000	6,150,344
Richard W. Scott Senior Vice President and Chief Investment Officer
2024	950,000	800,000	2,870,000	98,090	200,250(8)	4,918,340
2023	950,000	800,000	2,650,000	83,199	188,500	4,671,699
2022	950,000	800,000	2,430,000	64,184	180,750	4,424,934

(1)
These amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, using the valuation methodology for equity awards set forth in Note 16 – Stock Based Compensation included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, of PRSUs granted pursuant to our Incentive Compensation Plan.

(2)	These amounts represent awards under our Incentive Compensation Plan for the years indicated, which were paid to the named executive officers in February of the following years.
(3)
These amounts represent the actuarial increase, if any, in the present value of retirement benefits of each named executive officer under our retirement plans and, with respect to James S. Tisch and Jonathan M. Tisch, supplemental retirement agreements as of December 31, 2024, 2023 and 2022 over the value of those benefits as of December 31, 2023, 2022 and 2021, respectively, all as determined using the same interest rate and other assumptions as those used in our financial statements in those respective years. The changes from year to year primarily represent changes in actuarial pension assumptions. For an estimate of the pension benefits accrued for and which may become payable to the named executive officers and the assumptions used in calculating those amounts, please see the 2024 Pension Benefits table on page 42 of this Proxy Statement.

(4)
All Other Compensation for 2024 for James S. Tisch includes: (a) $255,250, representing our contributions under our Deferred Investment Plan for 2024; (b) $34,500, representing our contributions under our Employee Savings Plan for 2024; (c) $26,907, representing the portion of the expense of

38	Loews Corporation 2025 Proxy Statement

Executive Compensation Tables
a car and driver that is attributable to Mr. Tisch’s personal use during 2024, which personal portion is determined based on the amount of car miles and driver hours that were associated with such personal use as compared to the total car miles and driver hours for the year; and (d) $3,000, representing additional cash compensation paid or applied to the cost of benefit choices under our flexible benefits plan, which may include premiums for medical, dental, vision, life and disability insurance policies, for 2024.
(5)
All Other Compensation for 2024 for Jane J. Wang includes: (a) $109,865, representing our contributions under our Deferred Investment Plan for 2024; (b) $34,500, representing our contributions under our Employee Savings Plan for 2024; and (c) $3,000, representing additional cash compensation paid or applied to the cost of benefit choices under our flexible benefits plan, which may include premiums for medical, dental, vision, life and disability insurance policies, for 2024.

(6)
All Other Compensation for 2024 for Jonathan M. Tisch includes: (a) $172,200, representing our contributions under our Deferred Investment Plan for 2024; (b) $13,800, representing our contributions under our Employee Savings Plan for 2024; (c) $62,935, representing the portion of the expense of a car and driver that is attributable to Mr. Tisch’s personal use during 2024, which personal portion is determined based on the amount of car miles and driver hours that were associated with such personal use as compared to the total car miles and driver hours for the year; and (d) $3,000, representing additional cash compensation paid or applied to the cost of benefit choices under our flexible benefits plan, which may include premiums for medical, dental, vision, life and disability insurance policies, for 2024.

(7)
All Other Compensation for 2024 for Kenneth I. Siegel includes: (a) $236,500, representing our contributions under our Deferred Investment Plan for 2024; (b) $34,500, representing our contributions under our Employee Savings Plan for 2024; and (c) $3,000, representing additional cash compensation paid or applied to the cost of benefit choices under our flexible benefits plan, which may include premiums for medical, dental, vision, life and disability insurance policies, for 2024.

(8)
All Other Compensation for 2024 for Richard W. Scott includes: (a) $162,750, representing our contributions under our Deferred Investment Plan for 2024; (b) $34,500, representing our contributions under our Employee Savings Plan for 2024; and (c) $3,000, representing additional cash compensation paid or applied to the cost of benefit choices under our flexible benefits plan, which may include premiums for medical, dental, vision, life and disability insurance policies, for 2024.

NARRATIVE DISCUSSION OF SUMMARY COMPENSATION TABLE
For more information about the components of compensation reported in the Summary Compensation Table or any of the tables in “Compensation Plans” starting on page 40, including performance-based conditions and vesting schedule, please read the “Compensation Discussion and Analysis” beginning on page 23.

Loews Corporation 2025 Proxy Statement	39

Executive Compensation Tables
Compensation Plans
The following table shows information regarding awards granted to each of our named executive officers under our Incentive Compensation Plan during 2024.
2024 GRANTS OF PLAN-BASED AWARDS

Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Closing Market Price on Date of Grant	Grant Date Fair Value of Stock and Options Awards
	Target	Maximum	Threshold	Target	Maximum
James S. Tisch
2/5/24			6,844.5	13,689	13,689	$72.79	$1,000,000
2/5/24	$4,775,000	$6,000,000
Jane J. Wang
2/5/24			5,475.5	10,951	10,951	72.79	800,000
2/5/24	2,050,000	2,750,000
Jonathan M. Tisch
2/5/24			6,844.5	13,689	13,689	72.79	1,000,000
2/5/24	2,400,000	3,250,000
Kenneth I. Siegel
2/5/24			5,475.5	10,951	10,951	72.79	800,000
2/5/24	4,400,000	5,250,000
Richard W. Scott
2/5/24			5,475.5	10,951	10,951	72.79	800,000
2/5/24	2,870,000	3,500,000

(1)
These amounts represent target and maximum awards established under our Incentive Compensation Plan. The actual amount of each award earned and authorized for payment by our Compensation Committee in February 2025 is included in the 2024 Summary Compensation Table above under the heading “Non-Equity Incentive Plan Compensation.” Cash awards under our Incentive Compensation Plan are not subject to thresholds, but instead consist of an amount equal to a proportion of that percentage of our performance-based income established by our Compensation Committee as our annual performance goal, subject to the target and maximum amounts set forth on the table above. Please read our “Compensation Discussion and Analysis” under the heading “Compensation Program Structure and Process — Cash Incentive Compensation Awards,” on page 27, for more information concerning cash awards under our Incentive Compensation Plan.

(2)
These amounts represent threshold, target and maximum awards of PRSUs granted under our Incentive Compensation Plan. The actual grant date fair value computed in accordance with FASB ASC Topic 718 of each award authorized for issuance by our Compensation Committee in February 2024 is included in the 2024 Summary Compensation Table above under the heading “Stock Awards.” Please read our “Compensation Discussion and Analysis” under the heading “Compensation Program Structure and Process — Performance-Based Stock-Based Awards,” on page 32, for more information concerning equity awards under our Incentive Compensation Plan.

40	Loews Corporation 2025 Proxy Statement

Executive Compensation Tables
The following tables show information regarding SARs granted to each of our named executive officers under our Stock Option Plan and PRSUs granted to each of our named executive officers under our Incentive Compensation Plan that were outstanding as of December 31, 2024.
2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option/SAR Awards(1)				Stock Awards(2)
Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Unexercised Options/SARs Unexercisable	Options/SAR Exercise Price	Options/SAR Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
James S. Tisch
				24,740	$2,095,231	13,689	$1,159,321
Jane J. Wang
				17,325	1,467,254	10,951	927,440
Jonathan M. Tisch
15,000	0	40.46	01/09/25
15,000	0	40.61	01/09/25
15,000	0	38.46	01/09/25
15,000	0	35.52	01/09/25
				24,740	2,095,231	13,689	1,159,321
Kenneth I. Siegel
				19,792	1,676,184	10,951	927,440
Richard W. Scott
				19,792	1,676,184	10,951	927,440

(1)
Each SAR award reported above vested and became exercisable with respect to 25% of its underlying securities per year over the first four years of its term and commenced vesting nine years prior to the expiration date reported for such SAR award.

(2)
PRSU awards vest 50% on the second anniversary and 50% on the third anniversary of their grant date. As of December 31, 2024: (i) PRSUs granted on February 7, 2022 and February 6, 2023 were no longer subject to a performance condition and are therefore reported in the first two columns under Stock Awards; and (ii) PRSUs granted on February 5, 2024 were subject to a performance condition and are therefore reported in the last two columns under Stock Awards.

The following table shows information regarding the exercise of SARs granted under our Stock Option Plan and RSUs vested under our Incentive Compensation Plan for our named executive officers during 2024.
2024 OPTION EXERCISES AND STOCK VESTED

	Option/SAR Awards		Stock/RSU Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
James S. Tisch	30,833	$2,459,250	17,815(1)	$1,295,671(1)
Jane J. Wang	0	0	7,308	531,616
Jonathan M. Tisch	22,150	1,542,748	17,815	1,295,671
Kenneth I. Siegel	0	0	14,145	1,028,762
Richard W. Scott	0	0	14,145	1,028,762

(1)
James S. Tisch deferred receipt of 100% of the RSU awards that vested in 2024. His deferral election provided that, to the extent such awards vest, receipt of the shares of common stock underlying those RSUs would occur upon the earlier of: (i) a date selected by him (January 2, 2053); (ii) his separation from service (as defined in Section 409A of the Internal Revenue Code (“Section 409A”); and (iii) a change in control (as defined in Section 409A). James S. Tisch retired on December 31, 2024 and the shares of common stock underlying the RSUs that vested in 2024 will be delivered to him following a six-month delay as required under Section 409A.

Loews Corporation 2025 Proxy Statement	41

Executive Compensation Tables
Pension Plans
Prior to 2020, we provided a funded, tax qualified, non-contributory retirement plan for certain employees, including our named executive officers (our “Qualified Retirement Plan”). Benefits under tax qualified plans are subject to limitations under the Internal Revenue Code. Accordingly, we also provided an unfunded, nonqualified, non-contributory retirement plan (our “Benefit Equalization Plan”) which provided for benefits that otherwise were not available due to these limitations. Effective December 31, 2019, these plans were frozen, and participants no longer accrued benefits, other than interest credits on accrued balances at a rate determined annually for all participants. Effective December 31, 2022, the Qualified Retirement Plan was terminated. During 2023, our named executive officers received lump-sum distributions of the entire balance of their accumulated benefit under the Qualified Retirement Plan. The Benefit Equalization Plan was not impacted by the termination of the Qualified Retirement Plan, and participants’ accounts continue to receive interest credits on their accrued balances.
We also maintain supplemental retirement accounts for Jonathan M. Tisch and, prior to his retirement on December 31, 2024, James S. Tisch, under supplemental retirement agreements with each of these individuals (“Supplemental Benefit”). We credit each nominal account annually with the interest credit used for our Benefit Equalization Plan. Upon retirement, each of these officers will receive the value of his account in the form of an annuity or, subject to certain conditions, in a single lump-sum payment.
The following table shows information for 2024 regarding pension benefits accrued for and paid to each of our named executive officers.
2024 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
James S. Tisch	Benefit Equalization Plan	42	$20,600,127	$0
	Supplemental Benefit		1,694,958	0
Jane J. Wang	Benefit Equalization Plan	13	238,058	0
Jonathan M. Tisch	Benefit Equalization Plan	40	16,595,166	0
	Supplemental Benefit		1,694,958	0
Kenneth I. Siegel	Benefit Equalization Plan	10	2,829,507	0
Richard W. Scott	Benefit Equalization Plan	10	2,277,884	0

(1)
Present Value of Accumulated Benefit is as of December 31, 2024. Assumes: (a) benefit commencement at (i) a normal retirement date age of 65 for Jane J. Wang and (ii) current age for Richard W. Scott, Kenneth I. Siegel, James S. Tisch and Jonathan M. Tisch; (b) a discount rate of 5.50% for the Benefit Equalization Plan and Supplemental Benefit; and (c) interest credits for 2025 and future years of 4.36% for the Benefit Equalization Plan and Supplemental Benefit. Other interest rate and mortality rate assumptions used are consistent with those used in our financial statements.

42	Loews Corporation 2025 Proxy Statement

Executive Compensation Tables
Nonqualified Deferred Compensation
Employees whose cash compensation (base salary and bonus) exceeds the annual IRS compensation limit for 401(k) plans ($345,000 in 2024) are eligible to defer up to 75% of their base salary and 100% of their bonus on a tax-deferred basis under our Deferred Investment Plan. By annual election, a participant chooses the amount to be deferred, the duration of the deferral and whether to receive distributions of deferred amounts in a single payment or in equal annual installments over a period of up to 15 years. In addition, we make annual contributions to the accounts of eligible employees equal to 5% of the participant’s annual cash compensation that exceeds the annual IRS compensation limit for 401(k) plans. Account balances may be allocated by participants among a number of investment funds available under the plan.
The Deferred Investment Plan is a nonqualified, unfunded plan under the Internal Revenue Code and the Employee Retirement Income Security Act of 1974 (ERISA); however, we have established a “rabbi” trust to provide a source of funds (subject to the claims of our creditors), which is administered by an independent financial institution as trustee.
In addition to deferrals of cash compensation, employees who receive RSU awards are eligible to defer receipt of up to 100% of the stock underlying such awards, to the extent earned and vested, until the earlier of: (i) a date selected by the employee; (ii) the employee’s separation from service (as defined in Section 409A); and (iii) a change in control (as defined in Section 409A).
The following tables show information for 2024 regarding nonqualified deferred compensation for our named executive officers.
DEFERRED CASH COMPENSATION

Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Withdrawals/ Distributions(3)	Aggregate Balance at Last Fiscal Year-End(4)
James S. Tisch	$0	$255,250	$49,491	$5,998	$998,880
Jane J. Wang	0	109,865	51,699	129,802	294,052
Jonathan M. Tisch	0	172,200	45,527	4,047	919,307
Kenneth I. Siegel	0	236,500	86,199	5,558	939,639
Richard W. Scott	2,738,528	162,750	2,061,938	3,825	12,745,618

(1)	Amounts included in Executive Contributions in Last Fiscal Year and Company Contributions in Last Fiscal Year are reported as compensation in the 2024 Summary Compensation Table.
(2)
Pursuant to applicable SEC rules, amounts included in Aggregate Earnings in Last Fiscal Year are not reported as compensation in the 2024 Summary Compensation Table as they were not accrued at an above-market interest rate.

(3)	Includes deductions taken from Company Contributions in Last Fiscal Year to satisfy employment tax withholding obligations.
(4)
The following amounts included in Aggregate Balance at Last Fiscal Year End were reported as compensation in Summary Compensation Tables for prior years: (i) $930,125 for James S. Tisch; (ii) $144,742 for Jane J. Wang; (iii) $856,125 for Jonathan M. Tisch; (iv) $871,375 for Kenneth I. Siegel; and (v) $5,186,011 for Richard W. Scott. Amounts included in Executive Contributions in Last Fiscal Year and Company Contributions in Last Fiscal Year are not reflected in the Aggregate Balance at Last Fiscal Year-End because they were not credited to participants’ accounts until early 2025.

DEFERRED EQUITY COMPENSATION

Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End(3)
James S. Tisch	$1,295,671	$0	$1,211,616	$0	$7,080,131

(1)
Represents the value of prior year RSU awards that vested during 2024 for which receipt of the stock underlying such awards was deferred. $950,000 of such amount was reported as compensation in Summary Compensation Tables for prior years.

(2)
Represents stock price appreciation, dividends and interest on previously vested deferred RSUs. These amounts are not reported as compensation in the 2024 Summary Compensation Table as they were not accrued at an above-market interest rate.

(3)	$4,100,000 included in Aggregate Balance at Last Fiscal Year-End was reported as compensation in Summary Compensation Tables for prior years.

Loews Corporation 2025 Proxy Statement	43

Executive Compensation Tables
Pay Versus Performance
The following table shows information for the years indicated regarding the compensation of our named executive officers and certain metrics related to our performance.

Year(1)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO Named Executive Officers	Average Compensation Actually Paid to non-PEO Named Executive Officers(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)	Performance- Based Income (millions)(5)
					Total Shareholder Return(3)	Peer Group Total Shareholder Return(4)
2024	$7,069,657	$7,651,106	$5,008,546	$5,433,725	$196.96	$239.21	$1,414	$1,865
2023	6,918,337	7,276,014	4,804,732	5,086,696	153.46	154.87	1,434	1,601
2022	6,439,183	6,487,578	4,516,160	4,506,675	123.10	146.31	822	1,159
2021	6,119,523	6,727,729	5,413,003	5,925,474	121.37	119.40	1,562	1,211
2020	6,966,163	5,478,288	5,744,315	4,951,701	86.31	86.28	(931)	836

(1)
Reported compensation amounts for 2024 and 2023 are based on James S. Tisch as the principal executive officer (“PEO”) and Jane J. Wang, Jonathan M. Tisch, Kenneth I. Siegel and Richard W. Scott as the non-PEO name executive officers (“non-PEO NEOs”). Reported compensation amounts for 2022 are based on James S. Tisch as the PEO and David B. Edelson, Jane J. Wang, Jonathan M. Tisch, Kenneth I. Siegel and Richard W. Scott as the non-PEO NEOs. Reported compensation amounts for 2021 and 2020 are based on James S. Tisch as the PEO and David B. Edelson, Andrew H. Tisch, Jonathan M. Tisch and Kenneth I. Siegel as the non-PEO NEOs.

(2)
“Compensation actually paid” is the total Summary Compensation Table compensation, adjusted in accordance with applicable SEC rules as set forth in the following table. The amounts set forth for the non-PEO NEOs are averages of the adjustments.

Adjustment	PEO		Non-PEO NEOs
Deduction of the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table	2024	$0	2024	$(54,984)
	2023	(153,220)	2023	(116,857)
	2022	0	2022	(46,198)
	2021	0	2021	(31,535)
	2020	(1,169,051)	2020	(507,447)
Deduction of the amounts reported in the Summary Compensation Table in respect of all stock awards	2024	(1,000,000)	2024	(850,000)
	2023	(1,000,000)	2023	(850,000)
	2022	(1,000,000)	2022	(700,000)
	2021	(900,000)	2021	(805,000)
	2020	(900,000)	2020	(805,000)
Addition of the fair value as of the end of the year of all stock awards granted during the year that were outstanding and unvested as of the end of the year	2024	1,159,322	2024	985,411
	2023	1,149,349	2023	976,957
	2022	959,353	2022	671,518
	2021	1,108,068	2021	991,104
	2020	763,674	2020	683,065
Addition of the change as of the end of the year (from the end of the prior year) in fair value (whether positive or negative) of stock awards granted in any prior year that were outstanding and unvested as of the end of the year	2024	373,574	2024	308,225
	2023	293,199	2023	222,123
	2022	15,770	2022	9,181
	2021	335,839	2021	216,430
	2020	(211,423)	2020	(189,103)
Addition of the change as of the vesting date (from the end of the prior year) in fair value (whether positive or negative) of any stock awards granted in any prior year for which all applicable vesting conditions were satisfied as of the end of or during the year	2024	48,553	2024	36,527
	2023	68,349	2023	49,741
	2022	73,272	2022	56,014
	2021	64,299	2021	141,472
	2020	28,925	2020	25,871

(3)
Total shareholder return (“TSR”) is calculated in accordance with applicable SEC rules. For calculation purposes, the measurement period is the period from the market close on the last trading day before 2020 through and including the end of 2024.

44	Loews Corporation 2025 Proxy Statement

Executive Compensation Tables
(4)
This column represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. For all years presented in the table, the peer group consists of the following companies: Berry Global, Inc., Chubb Limited, Diamond Rock Hospitality Company, Enbridge Inc., Energy Transfer LP, Kinder Morgan, Inc., Ryman Hospitality Properties, Inc., Silgan Holdings Inc., Sunstone Hotel Investors, Inc., The Hartford Financial Services Group, Inc., The Travelers Companies, Inc., W.R. Berkley Corporation and Xenia Hotels & Resorts, Inc.

(5)
Performance-based income is defined in our Incentive Compensation Plan as our consolidated net income as adjusted by the Compensation Committee under the terms of our Incentive Compensation Plan. More information about performance-based income, including a description of the adjustments to net income made by the Compensation Committee to determine performance-based income, is provided under “Compensation Program Structure and Process” beginning on page 26.

DISCUSSION OF PAY VERSUS PERFORMANCE TABLE
The following graphs show the relationships between compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs and certain performance metrics during the years covered by the Pay Versus Performance Table.

Loews Corporation 2025 Proxy Statement	45

Executive Compensation Tables

The following table shows the financial performance measures we use to link compensation actually paid to our named executive officers to our performance.

Financial Performance Measures
Performance-Based Income
Performance-Based Income per Share

CEO Pay Ratio
Under SEC rules established pursuant to the Dodd-Frank Act, we are required to disclose the ratio of pay of our Chief Executive Officer to that of our median employee, as defined under those rules, excluding our Chief Executive Officer.
We identified the median employee used for our 2022 pay ratio disclosures using a determination date of December 31, 2022. Under SEC rules, our employee population as of that date included approximately 17,575 employees from Loews Corporation and our consolidated subsidiaries — CNA, Boardwalk Pipelines and Loews Hotels. We identified the median employee from this population using a compensation measure that incorporated base salary, overtime and any bonuses paid for 2022. For employees hired during 2022, their compensation was annualized to reflect a full year of wages. International employees’ pay was converted to US dollar equivalents using the average of the exchange rates from January 1, 2022 and December 31, 2022. We believe there have been no changes in our employee population or employee compensation arrangements since the date that employee was identified that would significantly impact our pay ratio disclosure and therefore used the same median employee for our 2023 pay ratio disclosure. However, because that employee received a promotion and material increase in total compensation for 2024, in accordance with SEC rules, we selected a new median employee for 2024 who was in a similar role and had substantially similar compensation in 2022 to the median employee previously used for our 2022 and 2023 pay ratio disclosures.
For 2024, the annual total compensation of our Chief Executive Officer, which is equal to the total compensation amount reflected in the Summary Compensation Table above, and the median employee is $7,069,657 and $66,345, respectively. This results in a CEO pay ratio of approximately 107:1. Given the numerous different methodologies, assumptions, adjustments and estimates that companies may apply as permitted under SEC rules, this information may not be an appropriate basis for comparison between different companies.

46	Loews Corporation 2025 Proxy Statement

Equity Compensation Plan Information
Equity Compensation
Plan Information
The following table provides certain information as of December 31, 2024 with respect to our equity compensation plans under which our equity securities are authorized for issuance.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	727,518	$38.59	5,094,015
Equity compensation plans not approved by security holders(2)	N/A	N/A	N/A

(1)
Reflects 192,000 outstanding SARs awarded under our Stock Option Plan and 381,375 outstanding unvested time-based and/or performance-based RSUs and 154,143 deferred vested RSUs awarded under our Incentive Compensation Plan. The weighted average exercise price does not take into account RSUs as they do not have an exercise price.

(2)	We do not have equity compensation plans that have not been approved by our shareholders.

Loews Corporation 2025 Proxy Statement	47

Proposal No. 3: Ratification of the Appointment of Our Independent Auditors
Proposal No. 3:
Ratification of the Appointment of Our Independent Auditors
Our Audit Committee is directly responsible for the appointment, compensation and oversight of the independent external audit firm retained to audit our financial statements and the audit fee negotiations associated with their retention. Our Audit Committee has selected Deloitte & Touche LLP to serve as our independent auditors for 2025. The Audit Committee regularly evaluates the performance of our independent auditors to determine if it is engaging a firm it believes is well positioned to serve the company and its shareholders. The Audit Committee also periodically considers whether, in order to assure continuing auditor independence, Loews should rotate its independent external audit firm. In conjunction with the mandated rotation of the independent auditors’ lead engagement partner, the Audit Committee and its Chairman participate in the selection of each new lead engagement partner. The Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as Loews’s independent external auditor is in the best interests of Loews and its shareholders.
Although it is not required to do so, our Board wishes to submit the selection of Deloitte & Touche LLP for ratification, on an advisory basis, by our shareholders at the Annual Meeting. Even if this selection is ratified by our shareholders at the Annual Meeting, our Audit Committee may at its discretion change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our shareholders. If our shareholders do not ratify the selection of Deloitte & Touche LLP, our Audit Committee will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be at the Annual Meeting to answer appropriate questions and, if they choose to do so, to make a statement.
Audit Fees and Services
The following table shows fees billed by Deloitte & Touche LLP and its affiliates for professional services rendered to us and our subsidiaries in 2024 and 2023, by category, as described in the notes to the table.

(in thousands)	2024	2023
Audit Fees(1)	$17,788	$18,843
Audit Related Fees(2)	570	1,032
Tax Fees(3)	34	31
All Other Fees(4)	23	21
Total	$18,415	$19,927

(1)
Includes the aggregate fees and expenses for the audit of our and our consolidated subsidiaries’ annual financial statements and internal control over financial reporting, statutory filings and the reviews of our and their quarterly financial statements.

(2)
Includes the aggregate fees and expenses for services that were reasonably related to the performance of the audit or reviews of our and our consolidated subsidiaries’ financial statements and not included under “Audit Fees” above, including, principally, audits of employee benefit plans, internal control reviews and due diligence.

(3)	Includes the aggregate fees and expenses for tax compliance and tax planning services.
(4)	Includes the aggregate fees and expenses for products and services, other than those services described above.

48	Loews Corporation 2025 Proxy Statement

Proposal No. 3: Ratification of the Appointment of Our Independent Auditors
Auditor Engagement Pre-Approval Policy
To assure the continued independence of our independent auditors, currently Deloitte & Touche LLP, our Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit services performed by our independent auditors. Under this policy, our Audit Committee annually pre-approves certain specified recurring services which may be provided by Deloitte & Touche LLP, subject to maximum dollar limitations.
All other engagements for services to be performed by Deloitte & Touche LLP must be specifically pre-approved by our Audit Committee, or the Chairman of our Audit Committee to the extent the Audit Committee has delegated pre-approval authority to the Chairman. Our Audit Committee, or the Chairman of our Audit Committee pursuant to such delegated authority, pre-approves all engagements by us and our consolidated subsidiaries, other than CNA and its subsidiaries, for services of Deloitte & Touche LLP, including all terms and fees. Our Audit Committee has concluded that all these engagements have been compatible with the continued independence of Deloitte & Touche LLP in serving as our independent auditors.
Engagements of Deloitte & Touche LLP by CNA and its subsidiaries are reviewed and approved by the independent audit committee of CNA under pre-approval policies adopted by that committee.

Our Board recommends a vote FOR Proposal No. 3.

Loews Corporation 2025 Proxy Statement	49

Audit Committee Report
Audit Committee Report
The primary role of the Board’s Audit Committee is to oversee our financial reporting process and manage our relationship with our independent auditors. For more information about the Audit Committee’s responsibilities please see “Board Committees” on page 13. In fulfilling its responsibilities, the Audit Committee has reviewed, and discussed with Loews’s management and independent auditors, the company’s audited financial statements for the year ended December 31, 2024. The Audit Committee has also discussed with our independent auditors the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted and as amended by the Public Company Accounting Oversight Board (“PCAOB”).
In addition, the Audit Committee has discussed with the independent auditors their independence in relation to Loews and its management, including the matters in the written disclosures provided to the Audit Committee as required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence. We have determined that the provision of non-audit services provided by the auditors is compatible with maintaining the auditors’ independence. For more information about services provided by our independent auditors, please read “Audit Fees and Services,” in Proposal No. 3 on page 48.
The members of the Audit Committee rely without independent verification on the information provided to them by management and the independent auditors and on management’s representation that the company’s financial statements have been prepared with integrity and objectivity. They do not provide any expert or special assurance as to Loews’s financial statements or any professional certification as to the independent auditors’ work. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or internal controls and procedures, that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards, that Loews’s financial statements are presented in accordance with generally accepted accounting principles, or that the company’s auditors are in fact “independent.”
Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024, which has been filed with the Securities and Exchange Commission.
By the Audit Committee:

Walter L. Harris, Chairman
Ann E. Berman	Charles M. Diker
Paul J. Fribourg	Jonathan C. Locker

50	Loews Corporation 2025 Proxy Statement

Proposal No. 4: Approval of the Loews Corporation 2025 Incentive Compensation Plan
Proposal No. 4:
Approval of the Loews Corporation 2025 Incentive Compensation Plan
On February 11, 2025, upon the recommendation of the Compensation Committee, our Board of Directors approved the Loews Corporation 2025 Incentive Compensation Plan (the “2025 Plan”). If it is approved by our shareholders at the Annual Meeting, the 2025 Plan will become effective on May 13, 2025 (the “Effective Date”). If the 2025 Plan is not approved by our shareholders, the Effective Date will not occur and no awards will be made under the 2025 Plan.
The 2025 Plan is intended to replace the 2016 Plan, which is the sole active plan for granting equity awards to our employees and non-employee directors. The 2016 Plan is scheduled to terminate in accordance with its terms on February 9, 2026. If approved by our shareholders, the 2025 Plan will only apply to awards granted on or after the Effective Date. The terms and conditions of awards granted under the 2016 Plan will not be affected by the adoption or approval of the 2025 Plan, and the 2016 Plan will remain effective with respect to those awards. No new grants will be made under the 2016 Plan after the Effective Date.
In assessing the appropriate terms of the 2025 Plan, the Compensation Committee and the Board considered, among other things, the existing terms of the 2016 Plan, our compensation philosophy and practices and feedback from our shareholders. The following summary of the material terms of the 2025 Plan is qualified in its entirety by reference to the complete text of the 2025 Plan, which is attached as Exhibit A to this Proxy Statement.
The Board of Directors believes it is in the best interest of the Company and our shareholders to approve the 2025 Plan because it believes the 2025 Plan will promote the success and enhance the value of the Company by further aligning the interests of participants with the interests of our shareholders and by providing participants with a greater incentive for outstanding performance.
Summary of the 2025 Plan
BEST PRACTICES
The 2025 Plan includes several features designed to protect shareholder interests and appropriately reflect our compensation philosophy and practices, including:
▪	No “Evergreen” Provision. The 2025 Plan does not provide for an automatic increase in the number of shares available under the plan.
▪	No Single-Trigger Acceleration of Awards upon a Change in Control. Awards under the 2025 Plan will not accelerate solely based upon the occurrence of a change in control.
▪
No Repricing. The 2025 Plan prohibits reducing the exercise price or base price of a stock option or SAR once granted, and replacing a stock option or SAR with an award that has a lower exercise price or base price, another type of award or cash payment, in each case, without shareholder approval.

▪
No Below Market Grants. The 2025 Plan provides that the exercise price and base price of options and SARs must be at least 100% of the fair market value of a share of our Common Stock on the grant date of the award.

▪	Clawback. Awards under the 2025 Plan are subject to clawback under our clawback policy and applicable law.

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Proposal No. 4: Approval of the Loews Corporation 2025 Incentive Compensation Plan
▪	No Liberal Share Recycling. Shares of Common Stock used to satisfy taxes for an award or to pay the exercise price of an option will not be available for future awards under the 2025 Plan.
▪	Limits on Awards to Non-Employee Directors. The aggregate grant date value of awards granted to non-employee directors under the 2025 Plan in any fiscal year may not exceed $500,000.
PURPOSE
The purpose of the 2025 Plan is to attract, motivate and retain employees, non-employee directors and independent contractors of the Company and its subsidiaries and affiliates, compensate them for their contributions and encourage them to acquire shares of our Common Stock in order to align their interests with those of our shareholders.
AVAILABLE SHARES
The maximum number of shares of our Common Stock available for issuance under the 2025 Plan is equal to the sum of 6,000,000 plus the number of shares that are forfeited under our 2016 Plan (including as a result of the termination or expiration prior to the exercise or vesting of any awards thereunder) subsequent to the Effective Date, subject to adjustment for certain business transactions and changes in capital structure. Any shares of our Common Stock issued in respect of awards under the 2025 Plan will be counted against this limit as one share for every one share subject to such award. Shares of our Common Stock issuable under the 2025 Plan may be either authorized but unissued shares or shares that have been reacquired by us in the open market, in private transactions or otherwise. If any shares subject to an award are forfeited, canceled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the participant, then the shares of Common Stock with respect to such award will again be available for awards under the 2025 Plan. Shares tendered by a participant or withheld by the Company in payment of the exercise price of an option or to satisfy any Taxes (as defined below under “Tax Withholding”) with respect to any award will not again be available for awards.
The closing price of our common stock on the New York Stock Exchange on March 18, 2025 was $86.94.
BURN RATE AND POTENTIAL DILUTION
When granting awards under our equity compensation program, our Compensation Committee considers, among other things, the following two metrics: “historical burn rate” and “overhang.”
▪
Historical Burn Rate. Our historical burn rate is equal to the number of shares subject to equity awards granted during a period, assuming the target payout for performance-based restricted stock units, in proportion to our weighted average number of outstanding shares during such period. Our burn rate for fiscal year 2024 was 0.1%, and our three-year average burn rate for fiscal years 2022 through 2024 was 0.1%.

▪
Overhang. Our overhang is equal to the number of shares subject to equity awards outstanding at fiscal year-end plus the number of shares available for future grants in proportion to our shares outstanding at fiscal year-end. Our overhang for fiscal year 2024 was 2.7%.

ADMINISTRATION
The 2025 Plan will be administered by our Compensation Committee, unless the Board determines otherwise. Any power of the Committee may also be exercised by the Board and in the event the Board exercises its authority, references to the Committee will be deemed to refer to the Board. The Committee has the authority to, among other things, grant awards, determine the recipients of awards and when awards will be granted, determine the types of awards and the number of shares of our Common Stock or the amount of cash subject to an award, and the terms, conditions, restrictions and performance goals, if any, relating to any award. The Committee may delegate its powers, responsibilities and duties under the 2025 Plan to any person who is not a member of the Committee or to any administrative group of the Company or its subsidiaries or affiliates. The Committee also has general interpretive authority under the 2025 Plan, as well as the authority to make equitable adjustments under the 2025 Plan in the case of mergers, acquisitions, reorganizations, restructurings, extraordinary dividends and other similar corporate transactions.

52	Loews Corporation 2025 Proxy Statement

Proposal No. 4: Approval of the Loews Corporation 2025 Incentive Compensation Plan
ELIGIBILITY FOR AWARDS
Awards may be granted to employees, non-employee directors and independent contractors of the Company or any of its subsidiaries or affiliates. Awards granted under the 2025 Plan will be made at the discretion of the Compensation Committee, subject to the terms of the 2025 Plan, any applicable award agreement and applicable law. As of December 31, 2024, the Company, its consolidated subsidiaries and unconsolidated affiliates had approximately 16,900 employees, including six executive officers of the Company, and the Company had nine non-employee directors, who would be eligible to receive awards under the 2025 Plan.
AWARD LIMITS
The 2025 Plan provides that no non-employee director of the Company may receive, in respect of service as a non-employee director, in any fiscal year any combination of awards having an aggregate grant date value of more than $500,000.
TYPES OF AWARDS UNDER THE 2025 PLAN
The 2025 Plan authorizes the Compensation Committee to grant a variety of awards to eligible participants, including restricted stock, RSUs, stock options (including Incentive Stock Options (“ISOs”) and nonqualified stock options (“NQSOs”)), SARs, other stock-based awards, and cash-based awards. Awards may be subject to vesting conditions, which may include a period of continued service and/or the attainment of specified goals, and/or other terms and conditions as determined by the Committee.
Stock Options. Stock options are rights to acquire shares of our Common Stock at a set price (referred to as the exercise price). The Compensation Committee may grant ISOs (which are options that may entitle the recipient to favorable tax treatment) and NQSOs (which are options that do not qualify for favorable tax treatment) to eligible participants under the 2025 Plan. The exercise price for a stock option may not be less than the fair market value (as defined in the 2025 Plan) of our Common Stock on the grant date, and the term of the stock option may not exceed ten years from the grant date. ISOs may be granted to employees only. Further, the aggregate fair market value of ISOs exercisable for the first time by an employee during any fiscal year may not exceed $100,000.
Stock Appreciation Rights. SARs are rights to payment with respect to the increase in the value of shares of our Common Stock over the base price set with respect to the SAR between the grant date and the exercise date. Payment with respect to such increase may be made in cash or with shares of our Common Stock. The base price for a SAR may not be less than the fair market value of our Common Stock on the grant date, and the term of the SAR may not exceed ten years from the grant date.
Restricted Stock. Restricted stock represents the grant of shares of our Common Stock that are subject to forfeiture if the applicable vesting conditions are not met. Unless otherwise provided in the applicable award terms, a participant will have the right to vote and receive dividends on restricted stock granted, but any dividend on restricted stock will be retained and paid to the participant only upon the vesting of the underlying restricted stock.
Restricted Stock Units. RSUs are contractual rights to receive shares of our Common Stock in the future if the applicable vesting conditions are met. Subject to Section 409A, RSUs may provide the participant with the right to receive dividend equivalents. Unless otherwise provided in the applicable award terms, any dividend equivalents on RSUs will be retained and paid to the participant only upon the vesting of the underlying RSUs.
Other Stock-Based Awards. Other stock-based awards are awards which are denominated or payable in, valued by reference to, or otherwise based on or related to our Common Stock.
Cash-Based Awards. Cash-based awards are awards that are payable in cash.

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Proposal No. 4: Approval of the Loews Corporation 2025 Incentive Compensation Plan
PERFORMANCE GOALS
The Compensation Committee may grant awards that are payable based on the level of attainment of criteria determined by the Committee from time to time, and as may be adjusted, modified or amended by the Committee. Any performance goals may be measured in absolute terms or relative to historic performance, the performance of other companies or other indices. Following the completion of each performance period, the Committee will determine whether the applicable performance goals have been met with respect to a participant and, if they have, will determine the amount payable under the applicable award.
CHANGE IN CONTROL
The following will apply upon a “change in control” of the Company (as defined in the 2025 Plan), unless otherwise evidenced in the applicable award terms.
Continuation/Assumption/Substitution of Awards. With respect to each outstanding award that is continued, assumed or substituted in connection with a change in control:
▪
as of the date of the change in control, any outstanding awards subject to the achievement of performance goals will be deemed to be achieved as of the date of the change in control at the target performance level (unless the Compensation Committee determines to apply a higher achievement level) and will cease to be subject to any further performance conditions, but will continue to be subject to any period of continued service following the change in control in accordance with the applicable vesting dates in the applicable award terms; and

▪
if the participant is terminated without “cause” (as defined in the 2025 Plan) or resigns with “good reason” (as defined in the 2025 Plan) within 18 months following the change in control, then awards granted prior to the change in control will become fully vested; and

○	all stock options and SARs will become exercisable, and will remain exercisable throughout their term; and
○	all awards other than stock options and SARs will be settled as soon as reasonably practicable, but in no event later than ten days following the termination of employment, subject to Section 409A.
No Continuation/Assumption/Substitution of Awards. With respect to each outstanding award that is not continued, assumed or substituted in connection with a change in control:
▪
as of the date of the change in control, any outstanding awards subject to the achievement of performance goals will be deemed to be achieved as of the date of the change in control at the target performance level (unless the Compensation Committee determines to apply a higher achievement level);

▪	all stock options and SARs will be deemed exercised in full; and
▪
all awards other than stock options and SARs will become fully vested and will be settled as soon as reasonably practicable, but in no event later than ten days following the change in control, subject to Section 409A.

Cashout of Awards. The Compensation Committee may provide that any outstanding award that is not continued, assumed or substituted in connection with a change in control, except as would otherwise result in adverse tax consequences under Section 409A, will, immediately upon the occurrence of a change in control, be canceled in exchange for a payment in cash or shares of our Common Stock equal to the value of the award (where in the case of options and SARs, the value of the awards, if any, is equal to their intrinsic value, if any, as determined by the Committee). Without limiting the generality of the foregoing, in the event that the consideration paid per share in the change in control is less than or equal to the exercise price, base price or purchase price per share of an award, then the Committee may cancel the award without any consideration upon the occurrence of a change in control.

54	Loews Corporation 2025 Proxy Statement

Proposal No. 4: Approval of the Loews Corporation 2025 Incentive Compensation Plan
General Provisions
TRANSFERABILITY; DEFERRALS
Awards granted under the 2025 Plan may not be assigned, transferred or otherwise encumbered or disposed of except as designated by the participant by will or by the laws of descent and distribution or as otherwise expressly permitted by the Compensation Committee. The Committee may permit participants to elect to defer the issuance of shares of stock or the settlement of awards in cash to the extent that the deferral complies with Section 409A.
CLAWBACK
Awards under the 2025 Plan will be subject to the Company’s existing clawback policy and any future clawback or recapture policy adopted from time to time to the extent provided in any such policy or as required by law and, in accordance with any such policy or law, may be subject to the requirement that the awards be repaid to the Company after they have been distributed to the participant.
PROHIBITION ON REPRICING
The 2025 Plan prohibits the Company from reducing the exercise price or base price of a stock option or SAR once granted, and from replacing a stock option or SAR with an award that has a lower exercise price or base price, another type of award or cash payment, in each case, without shareholder approval.
TAX WITHHOLDING
The Company and its subsidiaries and affiliates, as applicable, are authorized to withhold, from any award and any payment relating to any award, including from delivery of shares of Common Stock, the maximum applicable federal, state, local and, if applicable, foreign income and employment tax and social insurance withholding requirements (collectively, “Taxes”) arising from the grant, vesting, delivery and/or exercise of the award, and to take such other action as the Compensation Committee may deem advisable to enable the Company and the participant to satisfy obligations for Taxes. In the cases of (1) delivery of shares of Common Stock on vesting of a RSU or the exercise of a stock option or SAR and (2) the vesting of restricted stock, the Company will withhold from the delivery or vesting the number of shares of Common Stock having a fair market value equal to the applicable Taxes. Notwithstanding the foregoing, subject to approval of the Committee (which may be evidenced by award terms), participants may elect to (1) pay Taxes in cash and/or shares of Common Stock or (2) irrevocably authorize a third party to sell shares of Common Stock held by the participant to remit to the Company a sufficient portion of the sale proceeds to pay Taxes; provided that such method will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules in satisfaction of the participant’s Tax obligations.
AMENDMENT AND TERMINATION
The Compensation Committee may amend, alter or discontinue the 2025 Plan or awards thereunder, but no action may (1) impair the rights of a participant under any outstanding awards without the participant’s consent or (2) require shareholder approval under applicable law or under the rules of any stock exchange on which shares of our Common Stock are listed (unless such shareholder approval is obtained). Shareholder approval is generally required for any amendment that materially increases benefits provided under the 2025 Plan or materially alters the eligibility provisions of the 2025 Plan. Unless earlier terminated by the Committee, the 2025 Plan will terminate on the tenth anniversary of its Effective Date, although awards made before the termination date will remain outstanding in accordance with their terms. No awards will be granted under the 2025 Plan after the termination date.

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Proposal No. 4: Approval of the Loews Corporation 2025 Incentive Compensation Plan
New Plan Benefits
If the Effective Date occurs, awards under the 2025 Plan will be made at the discretion of the Compensation Committee, based on such factors as the Committee deems relevant at the time the awards are made. Therefore, the benefits that will be awarded under the 2025 Plan are not currently determinable. The 2025 Plan does not have set benefits or amounts, and no grants or awards have been made by the Committee or the Board that are conditioned upon shareholder approval of the 2025 Plan. For illustrative purposes, the following table sets forth the awards, in the form of RSUs, made under the 2016 Plan in fiscal year 2024 to our named executive officers, all current executive officers as a group, all non-employee directors as a group and all non-executive employees as a group. These grants were not subject to shareholder approval of the 2025 Plan and would not have changed if the 2025 Plan had been in effect.

Name and Position	Dollar Value	Number of Awards
James S. Tisch President and Chief Executive Officer, Office of the President	$1,000,000	13,689
Jane J. Wang Senior Vice President and Chief Financial Officer	800,000	10,951
Jonathan M. Tisch Office of the President, Loews Corporation, and Executive Chairman, Loews Hotels	1,000,000	13,689
Richard W. Scott Senior Vice President and Chief Investment Officer	800,000	10,951
Kenneth I. Siegel Senior Vice President	800,000	10,951
All Current Executive Officers as a Group	6,800,000	93,084
All Non-Employee Directors as a Group	900,000	11,592
All Non-Executive Employees as a Group	4,107,500	56,219

U.S. Federal Income Tax Consequences
The following is a brief description of the principal U.S. federal income tax consequences generally arising with respect to awards under the 2025 Plan under existing applicable provisions of the Internal Revenue Code and the accompanying regulations. This discussion is general in nature and does not address issues relating to the income tax circumstances of any individual participant. The discussion is based on federal income tax laws in effect on the date of this Proxy Statement and is, therefore, subject to possible future changes in the law. The discussion does not address the consequences of state, local or foreign tax laws.
INCENTIVE STOCK OPTIONS
A participant will not be subject to tax upon the grant of an ISO or upon the exercise of an ISO. However, the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price paid will be included in the participant’s alternative minimum taxable income. Whether a participant is subject to the alternative minimum tax will depend on the participant’s particular circumstances. A participant’s basis in the shares of Common Stock received will be equal to the exercise price paid, and the holding period in the shares will begin on the day following the date of exercise.

56	Loews Corporation 2025 Proxy Statement

Proposal No. 4: Approval of the Loews Corporation 2025 Incentive Compensation Plan
If a participant disposes of the shares of Common Stock on or after the later of (1) the second anniversary of the date of grant of the ISO or (2) the first anniversary of the date of exercise of the ISO (the “Statutory Holding Period”), the participant will recognize a capital gain or loss in an amount equal to the difference between the amount realized on the disposition and the basis in the shares. The capital gain or loss will be subject to the rules set forth under “Disposition of Shares” below.
If a participant disposes of the shares of Common Stock before the end of the Statutory Holding Period, the participant will have engaged in a “disqualifying disposition.” As a result, the participant will be subject to tax (1) on ordinary income equal to the excess of the fair market value of the shares on the date of exercise (or the amount realized on the disqualifying disposition, if less) over the exercise price paid and (2) on capital gain equal to the excess, if any, of the amount realized on the disqualifying disposition over the fair market value of the shares on the date of exercise. The capital gain will be subject to the rules set forth under “Disposition of Shares” below. If the amount a participant realizes from a disqualifying disposition is less than the exercise price paid (i.e., the basis) and the loss sustained upon the disposition would otherwise be recognized, the participant will not recognize any ordinary income from the disqualifying disposition and, instead, the participant will have a capital loss from the disposition.
The current position of the Internal Revenue Service is that income tax withholding and FICA and FUTA taxes (“Employment Taxes”) do not apply upon the exercise of an ISO or upon a subsequent disposition, including a disqualifying disposition, of shares of Common Stock acquired pursuant to the exercise of the ISO.
NONQUALIFIED STOCK OPTIONS
A participant will not be subject to tax upon the grant of an NQSO. Upon exercise of an NQSO, an amount equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price paid is taxable to a participant as ordinary income and will be subject to Employment Taxes. A participant’s basis in the shares of Common Stock received will equal the fair market value of the shares on the date of exercise, and a participant’s holding period in the shares will begin on the day following the date of exercise.
SARS
A participant will not be subject to tax upon the grant of a SAR. Upon exercise of a SAR, an amount equal to the cash and/or the fair market value (measured on the date of exercise) of the shares of Common Stock received will be taxable to the participant as ordinary income and will be subject to Employment Taxes. A participant’s basis in any shares received will be equal to the fair market value of the shares on the date of exercise, and the holding period in the shares will begin on the day following the date of exercise.
RESTRICTED STOCK
A participant will not be subject to tax upon receipt of an award of restricted stock unless the participant makes a Section 83(b) election referred to below. Upon lapse of the forfeiture conditions or transfer restrictions (each, a “Vesting Date”), a participant will recognize ordinary income equal to the fair market value of the shares of Common Stock on the date of lapse (less any amount the participant may have paid for the shares) and will be subject to Employment Taxes. A participant’s basis in the shares received will be equal to the fair market value of the shares on the Vesting Date, and the holding period in the shares begins on the Vesting Date. If any dividends are paid on the shares prior to the Vesting Date, they will be includible in a participant’s income during the restricted period as additional compensation (and not as dividend income).

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Proposal No. 4: Approval of the Loews Corporation 2025 Incentive Compensation Plan
Unless prohibited by the applicable award terms, a participant may elect, within 30 days after the date of the grant of the restricted stock, to recognize immediately (as ordinary income) the fair market value of the shares of Common Stock awarded (less any amount the participant may have paid for the shares), determined on the date of grant (without regard to the forfeiture conditions and transfer restrictions) and will be subject to Employment Taxes. This election is made pursuant to Section 83(b) of the Internal Revenue Code and the regulations thereunder. If a participant makes this election, the holding period will begin the day after the date of grant, dividends paid on the shares will be subject to the normal rules regarding distributions on stock and no additional income will be recognized by the participant upon the Vesting Date. However, if a participant forfeits the restricted stock before the Vesting Date, no deduction or capital loss will be available to the participant (even though the participant previously recognized income with respect to the forfeited shares).
RESTRICTED STOCK UNITS
A participant will not be subject to tax upon the grant of an RSU. Upon vesting of the RSU, a participant will be subject to Employment Taxes, and upon distribution of the shares of Common Stock and/or cash underlying the RSUs, a participant will recognize as ordinary income an amount equal to the fair market value (measured on the date of distribution) of the shares and/or cash received. This amount of income will be subject to income tax withholding on the date of distribution. A participant’s basis in any shares received will be equal to the fair market value of the shares on the date of distribution, and the holding period in the shares will begin on the day following the date of distribution. If any dividend equivalent amounts are paid to a participant, they will be includible in the participant’s income as additional compensation (and not as dividend income).
DISPOSITION OF SHARES
Unless stated otherwise above, upon the subsequent disposition of shares of Common Stock acquired under any awards, a participant will recognize capital gain or loss based upon the difference between the amount realized on the disposition and the basis in the shares, and the amount will be long-term capital gain or loss if the shares were held for more than 12 months.
DEDUCTIONS
The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the delivery of shares of Common Stock pursuant to an RSU, the exercise of an option or SAR or the lapse of restrictions on restricted stock. The Company will not be entitled to any tax deduction with respect to an ISO if the recipient holds the shares for the ISO holding periods prior to disposition of shares. The Company is generally not entitled to a tax deduction for any award with respect to any amount that represents compensation in excess of $1 million paid to “covered employees” under the Internal Revenue Code.
SECTION 409A
The terms of the 2025 Plan and each award are intended to comply with Section 409A, which imposes specific restrictions on nonqualified deferred compensation arrangements. All awards under the 2025 Plan that are intended to be exempt from Section 409A will be interpreted, administered and construed to comply with and preserve the exemption, and all awards granted under the 2025 Plan that are intended to be nonqualified deferred compensation subject to Section 409A will be interpreted, administered and construed to comply with Section 409A. If an award is subject to Section 409A, but does not comply with the requirements of Section 409A, the taxable events as described above could apply earlier than described and could result in the imposition of an additional 20% excise tax and interest charge on the award.

Our Board recommends a vote FOR Proposal No. 4.

58	Loews Corporation 2025 Proxy Statement

Additional Information
Additional Information
Voting
As of March 18, 2025, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 210,341,914 shares of our common stock outstanding. Each outstanding share of our common stock is entitled to one vote on all matters that may come before the Annual Meeting. All proxies properly voted in accordance with the instructions below prior to the Annual Meeting and not revoked will be voted at the Annual Meeting. You may revoke your proxy at any time before it is exercised by giving notice in writing to our Corporate Secretary, by granting a proxy bearing a later date or by voting in person at the Annual Meeting.
Internet Availability of Proxy Materials. Under Securities and Exchange Commission rules, we have elected to make our proxy materials available to our shareholders over the Internet, rather than mailing paper copies of those materials to each shareholder. We expect to begin mailing an Important Notice Regarding the Availability of Proxy Materials (a “Notice”) on or about April 2, 2025. The Notice contains instructions describing how to access our proxy materials and vote shares by the Internet or by telephone. If you receive a Notice only and would like to receive a printed copy of the proxy materials, please follow the instructions printed on the Notice to request that a printed copy be mailed to you.
Voting by Proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods below. Please have your proxy card, voting instruction form or Notice in hand when voting.
▪	Internet: go to www.proxyvote.com
▪	Telephone: call 1-800-690-6903
▪	Mail: if you received a paper copy of the proxy materials by mail, you can vote by signing, dating and mailing the proxy card in the enclosed self-addressed envelope
Voting in Person. All shareholders may vote in person at the Annual Meeting. You also may be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If your shares are held in street name, you must obtain a valid legal proxy, executed in your favor, from your broker or other holder of record to be able to vote at the Annual Meeting.
Admittance to the Annual Meeting. The Annual Meeting is open to holders of our common stock. To attend the meeting, you will need to register upon arrival. We may check for your name on our shareholders’ list and ask you to produce a valid photo ID. If your shares are held in street name, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own our common stock, it is possible that you will not be admitted to the meeting.
Quorum. A quorum will be present at the Annual Meeting if holders of a majority of the issued and outstanding shares of our common stock on the record date are represented at the Annual Meeting in person or by proxy. If a quorum is not present at the Annual Meeting, we expect to postpone or adjourn the Annual Meeting to solicit additional proxies. Abstentions and broker non-votes (as defined below) will be counted as shares present and entitled to vote for the purpose of determining whether a quorum is present.

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Additional Information
Broker Non-votes. Shares with respect to which a broker indicates that it does not have authority to vote on a matter will be considered “broker non-votes.” Broker non-votes occur on a matter when a bank, broker or other nominee is not permitted by applicable regulatory requirements to vote on that matter without instruction from the owner of the shares and no instruction is given. Absent instructions from you, your broker may vote your shares on the ratification of the appointment of our independent auditors (Proposal No. 3), but may not vote your shares on any of the other proposals (Proposals No. 1, 2 and 4).
Vote Standard for Election of Directors. In an uncontested election, such as the election to be held at our Annual Meeting (Proposal No. 1), a nominee for director will be elected to the Board by a majority of the votes cast with respect to the nominee. You may vote for any one or more nominees, against any one or more nominees or abstain from voting with respect to any one or more nominees. Shares that are voted to abstain with respect to any one or more nominees and broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the voting for directors. If an incumbent nominee does not receive a majority of the votes cast in an uncontested election, our by-laws require that director to tender his or her resignation and the Nominating and Governance Committee, or such other committee designated by the Board, to consider whether to accept or reject that resignation. The Board will act on the committee’s recommendation and publicly disclose its decision.
Vote Standard for the Adoption of Other Proposals. A majority of the votes cast is required to approve each of the other proposals (Proposals No. 2, 3 and 4) to be voted on at the Annual Meeting. For each such proposal, you may vote for, against or abstain. Shares that are voted to abstain with respect to any one or more of these matters and broker non-votes, to the extent there are any for such proposals, will not be counted as votes cast and, therefore, will have no effect on the outcome of the voting for these proposals. See above under “Broker Non-votes” for more information regarding broker non-votes.
Confidentiality. We follow a policy of confidentiality regarding the voting of shares. Under this policy, all proxies, ballots and voting tabulations that identify how an individual shareholder has voted at the Annual Meeting will be kept confidential from us, except where disclosure is required by applicable law, a shareholder expressly requests disclosure, or in the case of a contested proxy solicitation. Proxy tabulators and inspectors of election will be employees of Broadridge Financial Solutions, Inc. or another third party and not our employees.
Other Matters
We know of no other matters to be brought before the Annual Meeting. If other matters should properly come before the meeting, proxies will be voted on these matters in accordance with the best judgment of the persons appointed as proxies.
Cost of Proxy Solicitation. We will bear all costs in connection with the solicitation of proxies for the Annual Meeting. We intend to request brokerage houses, custodians, nominees and others who hold our common stock in their names to solicit proxies from the persons who beneficially own the stock, and we will reimburse these brokerage houses, custodians, nominees and others for their out-of-pocket expenses in connection therewith. We have engaged Innisfree M&A Incorporated to solicit proxies for us, at an anticipated cost of approximately $15,000. In addition to the use of the mail, solicitation may be made by Innisfree or our employees by telephone, over the Internet, by e-mail or by other electronic transmission.
Householding. To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the Securities and Exchange Commission’s “householding” rules that permit us to deliver only one set of proxy materials to shareholders who share an address, unless otherwise requested. If you share an address with another shareholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by contacting us at Loews Corporation, Attn: Corporate Secretary, 9 West 57th Street, New York, New York 10019 or at (212) 521-2000. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

60	Loews Corporation 2025 Proxy Statement

Additional Information
Submissions of Nominations or Other Proposals
for Our 2026 Annual Meeting
If you wish to propose an individual to be considered by our Nominating and Governance Committee for possible recommendation to our Board as a nominee for election as a director, you should do so by writing to our Corporate Secretary. Your recommendation should include the candidate’s name, a brief biographical description, a statement of the candidate’s qualifications, a description of any relationship between the candidate and the recommending shareholder or Loews and the candidate’s signed consent to serve as a director, if elected. Our Nominating and Governance Committee requests that any recommendations for director nominees for our 2026 annual meeting of shareholders be received no later than October 1, 2025.
If you wish to nominate an individual for election as a director at our 2026 annual meeting of shareholders, you must provide us written notice of your intention to do so addressed to our Corporate Secretary. Your notice must provide certain information, representations and agreements, including the candidate’s signed consent to serve as a director, if elected, as set forth in our by-laws. We must receive your notice, together with the required information, no earlier than January 13, and no later than February 12, 2026. In addition, to comply with the universal proxy rules, dissident shareholders must also provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares of common stock entitled to vote on the election of directors in support of director nominees other than the Company’s nominees) no earlier than January 13, and no later than February 12, 2026.
If you wish to submit any other proposal for our 2026 annual meeting of shareholders, you must also provide us written notice of your intention to do so addressed to our Corporate Secretary. For proposals that you would like to be included in our proxy materials under Rule 14a-8 under the Exchange Act, your proposal must be received by us not later than December 3, 2025 and otherwise comply with the rules and procedures set forth in Rule 14a-8. For other proposals that would not be included in our proxy materials, we must receive your proposal no earlier than January 13, and no later than February 12, 2026 and your proposal must be accompanied by certain information, representations and agreements as set forth in our by-laws.
Communicating with Our Board
If you or any other interested party wishes to communicate directly with our lead director, other directors or our Board as a whole, you or the other interested party may do so by writing to our Corporate Secretary. Communications will be delivered to the director or directors to whom they are addressed unless the Corporate Secretary determines that a communication is a business solicitation or advertisement, requests general information about us or is otherwise inappropriate.
You should address all communications directed to our Corporate Secretary regarding the matters discussed in this Proxy Statement to Loews Corporation, 9 West 57th Street, New York, New York, 10019, Attention: Marc A. Alpert, Corporate Secretary.
By order of the Board of Directors,

Marc A. Alpert
Senior Vice President, General Counsel and Secretary
Dated: April 2, 2025

Loews Corporation 2025 Proxy Statement	61

Exhibit A
Loews Corporation

2025 Incentive Compensation Plan

Loews Corporation

2025 Incentive Compensation Plan
1.	PURPOSES; PRIOR PLAN.
The purposes of this 2025 Incentive Compensation Plan are to attract, motivate and retain employees, non-employee directors and independent contractors of any member of the Company Group who receive Awards. This Plan also is designed to encourage stock ownership by such persons, thereby aligning their interests with those of the Company’s shareholders.
From and after the Effective Date, this Plan replaces the Prior Plan. Awards outstanding under the Prior Plan will remain in full force and effect in accordance with their terms following the Effective Date.
2.	DEFINITIONS AND RULES OF CONSTRUCTION.
For purposes of this Plan, the following terms have the meanings set forth below:
(a)	“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.
(b)	“Award” means an award of Restricted Stock Units, Restricted Stock, Options, SARs, Other Stock-Based Awards or Cash-Based Awards made pursuant to this Plan.
(c)	“Award Terms” means any written agreement, contract or other instrument or document evidencing an Award.
(d)	“Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.
(e)	“Board” means the Board of Directors of the Company.
(f)
“Cash-Based Award” means an Award pursuant to Section 6(b)(iv), payable in cash and other than an Other Stock-Based Award, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.

(g)
“Cause” means, unless otherwise defined in an employment or engagement agreement between a Grantee and any member of the Company Group or in the applicable Award Terms: (i) a Grantee’s conviction of, or plea of guilty or no contest to, any felony or any crime involving fraud, dishonesty or moral turpitude under federal law or the law of the state in which such action occurred, (ii) a Grantee’s attempted commission of, or participation in, a fraud or theft against any member of the Company Group or any third party engaged by any member of the Company Group, (iii) a Grantee’s engagement in gross misconduct or dishonesty in the course of fulfilling a Grantee’s employment, engagement or directorial duties, (iv) a Grantee’s willful and deliberate failure to perform the Grantee’s employment, engagement or directorial duties in any material respect (other than failure resulting from incapacity due to mental or physical illness or injury or from any permitted leave required by law), (v) a Grantee’s material violation of any contract or agreement between the Grantee and any member of the Company Group or any written policy of any member of the Company Group or (vi) such other events as may be determined in good faith by the Committee. The Committee will have the sole discretion to determine whether Cause exists, and its determination will be final.

(h)	“Change in Control” means:
(i)
any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities, provided, however, that the event described in this paragraph (i) will not be a Change in Control by virtue of the ownership, or acquisition, of the Company’s then-outstanding securities (A) by any member of the Company Group, (B) by any underwriter temporarily holding securities pursuant to an offering of such securities or (C) pursuant to a Non-Qualifying Transaction (as defined below);

(ii)	the following individuals cease for any reason to constitute a majority of the Board: individuals who, immediately following the Effective Date, constitute the Board and any new director (other

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than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company) whose appointment or nomination for election to the Board was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors immediately following the Effective Date or whose appointment or nomination for election was previously so approved or recommended;
(iii)
the consummation of a merger, consolidation or similar form of corporate transaction of the Company or any direct or indirect subsidiary of the Company with any other corporation or of a sale or disposition by the Company or all or substantially all of the Company’s assets (each, including a series of integrated transactions, a “Business Combination”), unless immediately following the Business Combination, (A) the individuals who constitute the Board immediately before the Business Combination constitute at least a majority of the board of directors of the entity surviving the Business Combination or the ultimate parent of it, as applicable (the “Surviving Corporation”), (B) no Person is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the combined voting power of the Surviving Corporation’s then-outstanding securities and (C) the Beneficial Owners of Stock immediately before the Business Combination own, directly or indirectly, immediately following the Business Combination, more than 50% of the combined voting power of the Surviving Corporation’s then-outstanding securities in substantially the same proportion (each transaction that satisfies all of the criteria described in (A) − (C), a “Non-Qualifying Transaction”); or

(iv)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.
(i)	“Code” means the Internal Revenue Code of 1986.
(j)
“Committee” means the Compensation Committee of the Board, unless the Board otherwise determines. The Compensation Committee will be constituted solely by directors who are (i) “non-employee directors” under Rule 16b-3 of the Exchange Act and (ii) “independent directors” pursuant to New York Stock Exchange requirements, in each case unless the Board otherwise determines.

(k)	“Company” means Loews Corporation.
(l)	“Company Group” means the Company and each of its Subsidiaries and Affiliates.
(m)	“Designated Beneficiary” means the beneficiary or beneficiaries designated by the Grantee on the Company’s stock plan administrator’s platform from time to time.
(n)
“Disability” has the meaning, unless otherwise defined in an employment or engagement agreement between a Grantee and any member of the Company Group or in the applicable Award Terms, set forth in Section 409A.

(o)	“Effective Date” means the date on which this Plan is approved by the shareholders of the Company.
(p)	“Exchange Act” means the Securities Exchange Act of 1934.
(q)
“Fair Market Value” means a price that is based on the opening, closing, actual, high, low or average selling prices of a share of Stock reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day or an average of trading days, as determined by the Committee. Unless the Committee determines otherwise or as otherwise set forth in this Plan, Fair Market Value will be equal to the reported closing price of a share of Stock on the trading day prior to the applicable date on the principal stock exchange on which the shares of Stock are then traded or, if no shares of Stock have traded on such exchange on such date, then on the most recent date on which shares of Stock have traded on such stock exchange. In the event shares of Stock are not publicly traded at the time a determination of their value is required to be made, the determination of Fair Market Value will be made by the Committee in such manner as it deems appropriate.

(r)
“Good Reason” means, unless otherwise defined in an employment or engagement agreement between a Grantee and any member of the Company Group or in the applicable Award Terms: (i) a reduction of 10% or more of the Grantee’s annual base salary (but not including any diminution related to a broader

2

compensation reduction that is not limited to any particular employee or executive), (ii) a required relocation of the Grantee’s primary work location to a location more than 50 miles from the Grantee’s current primary work location or (iii) a material diminution in the Grantee’s authority, duties or responsibilities; provided, however, that such reduction, required relocation or diminution in clauses (i) through (iii) above will not constitute Good Reason unless the Grantee has notified the Company in writing describing the reduction, required relocation or diminution within 30 business days of its initial occurrence and the Company has failed to cure the reduction, required relocation or diminution within 30 business days after the Company’s receipt of the written notice.
(s)	“Grantee” means any employee, non-employee director or independent contractor of any member of the Company Group who has been granted an Award under this Plan.
(t)	“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.
(u)	“NQSO” means any Option that is not an ISO.
(v)
“Option” means a right pursuant to Section 6(b)(i) to purchase shares of Stock, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms. An Option may be either an ISO or an NQSO.

(w)
“Other Stock-Based Award” means an Award pursuant to Section 6(b)(iv) that may be denominated or payable in, valued in whole or in part by reference to, and/or otherwise based on or related to, Stock, including unrestricted Stock, deferred stock units and dividend equivalents, each of which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.

(x)
“Performance Goals” means the performance goal(s) established by the Committee in connection with the grant of any Awards, which may be payable based on the level of attainment of criteria determined by the Committee from time to time, and as may be adjusted, modified or amended by the Committee, at any time, retrospectively or prospectively. Any Performance Goals may be measured in absolute terms or relative to historic performance, the performance of other companies or other indices. Following the completion of each performance period, the Committee will have the sole discretion to determine whether the applicable Performance Goals have been met with respect to a Grantee and, if they have, will determine the amount payable under the applicable Award.

(y)	“Person” has the meaning given in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act.
(z)	“Plan” means this 2025 Incentive Compensation Plan.
(aa)	“Prior Plan” means the Loews Corporation 2016 Incentive Compensation Plan.
(bb)
“Restricted Stock” means an Award pursuant to Section 6(b)(ii), payable in shares of Stock, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.

(cc)
“Restricted Stock Unit” means an Award pursuant to Section 6(b)(iii), providing for the right to receive shares of Stock or cash in an amount measured by reference to the value of Stock, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.

(dd)
“Retirement” means, unless otherwise defined in an employment or engagement agreement between a Grantee and any member of the Company Group or in the applicable Award Terms: a Termination by the Grantee occurring on or after the Grantee attains either (i) age 55 with 10 years of service or (ii) age 60 with five years of service; provided, however, Retirement will not include a Termination by the Company for Cause. For purposes of this definition, service of the Grantee with any corporation or other entity that is the

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successor of the Company will be deemed service with the Company. Unless otherwise provided in an engagement agreement between a Grantee and any member of the Company Group, a Termination by an independent contractor or a non-employee director will in no event be considered a Retirement.
(ee)	“Rule 16b-3” means Rule 16b-3 under Section 16 of the Exchange Act.
(ff)	“Section 409A” means Section 409A of the Code.
(gg)	“Securities Act” has the meaning set forth in Section 7(i)(iii).
(hh)	“Share Limit” has the meaning set forth in Section 5(a).
(ii)	“Stock” means shares of common stock of the Company, par value $0.01 per share.
(jj)
“Stock Appreciation Right” or “SAR” means an Award pursuant to Section 6(b)(i), payable in cash or Stock, that entitles a Grantee upon exercise to the excess of the Fair Market Value over the base price established in respect of the underlying Stock, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.

(kk)
“Subsidiary” means any entity in which the Company, directly or indirectly, owns stock or other equity interests possessing more than 50% of the combined voting power of all classes of the then outstanding stock or other equity interests.

(ll)	“Taxes” has the meaning set forth in Section 7(e).
(mm)	“Ten Percent Shareholder” means a person owning Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company and of any Subsidiary.
(nn)
“Term” means the period beginning on the date of grant of an Award and ending on the date the Award expires pursuant to this Plan and the applicable Award Terms, as determined in accordance with Section 6(a).

(oo)
“Termination” of a Grantee will be considered to have occurred at the point in time that the Grantee ceases, for any reason, to be an employee, independent contractor or non-employee director of any member of the Company Group, including as a result of the fact that the entity by which such Grantee is employed or engaged or of which such Grantee is a director has ceased to be affiliated with the Company.

(pp)	“Treasury Regulations” means the regulations promulgated under the Code by the United States Treasury Department.
Whenever used in this Plan or the Award Terms, (i) references to actions or determinations by or authority of the Committee will be to actions or determinations by or authority of the Committee in its discretion; (ii) the words “include”, “includes” and “including” will be deemed to be followed by the words “without limitation”; (iii) references to a statute, rule or regulation are to the statute, rule or regulation, as amended, modified, supplemented or replaced from time to time, and in all cases include any applicable ruling, court case, interpretive guidance or other requirement established by a governmental authority, agency or stock exchange (and, in the case of statutes, include any rules and regulations promulgated under the statute); (iv) references to any governmental authority include any successor to the governmental authority; (v) references to any entity include any corporation, limited liability company, partnership, association, business trust and similar organization and include any governmental authority, and in all cases include any successor thereto; (vi) applicable law will include any tax law that imposes requirements in order to avoid adverse tax consequences; (vii) references to a contract, agreement or plan are to the contract, agreement or plan as amended, modified, supplemented or replaced from time to time; and (viii) the singular form of a word will be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of this Plan.
3.	ADMINISTRATION.
(a)
This Plan will be administered by the Committee. Any power of the Committee may also be exercised by the Board and in such event, references herein to the Committee will be deemed to refer to the Board. The Committee may also delegate to any person who is not a member of the Committee, or to any administrative

4

group within the Company Group, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act.
(b)
The decision of the Committee as to all questions of interpretation and application of this Plan will be final, binding and conclusive on all persons. The Committee will have the authority to administer this Plan and to exercise all the power and authority either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan, including the authority to grant Awards; to determine the persons to whom and the time(s) at which Awards will be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, period of continued service, Performance Goals and/or other restrictions relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, deferred (either automatically or at the election of the Grantee or of the Committee), canceled, forfeited, accelerated, exchanged and/or surrendered; to make adjustments in the terms and conditions (including periods of continued service and/or Performance Goals) applicable to Awards; to construe and interpret this Plan and any Award; to prescribe, amend and rescind rules and regulations relating to this Plan; to determine the terms and provisions of the Award Terms (which need not be identical for each Grantee); to correct any defect or supply any omission or reconcile any inconsistency in this Plan or in the Award Terms; and to make all other determinations deemed necessary or advisable for the administration of this Plan. No Board or Committee member or any person to whom the Committee delegates its powers, responsibilities or duties will be liable for any action or determination made with respect to this Plan or any Award.

(c)
Unless otherwise specified, (i) in the event of conflict between the terms of this Plan and any Award Terms, the Award Terms will control and (ii) in the event of a conflict between this Plan or Award Terms and an employment or engagement agreement between any member of the Company Group and the Grantee, the terms of such employment or engagement agreement will control; provided, however, that, in either case, this Plan will control to the extent amending this Plan to conform to such conflict would require shareholder approval under applicable law or under the rules of any stock exchange on which Stock is then listed.

4.	ELIGIBILITY.
Awards may be granted to employees, non-employee directors and independent contractors of any member of the Company Group; provided, that ISOs will be granted only to employees (including officers and directors who are also employees) of any member of the Company Group.
5.	STOCK SUBJECT TO THIS PLAN.
(a)
Share Limit. Subject to adjustment as provided in this Plan, the maximum number of shares of Stock available for issuance under this Plan (the “Share Limit”) will be the sum of (i) six million (6,000,000) shares plus (ii) the number of shares that are forfeited under the Prior Plan following the Effective Date (including as a result of the termination or expiration prior to the exercise or vesting of any awards under the Prior Plan). Such shares may, in whole or in part, be authorized but unissued shares or shares that will have been or may be reacquired by the Company in the open market, in private transactions and/or otherwise. Any shares of Stock issued in respect of Awards will be counted against the Share Limit as one share for every one share subject to such Award. If any shares subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to the Award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards. Shares tendered by a Grantee or withheld by the Company in payment of the exercise price of an Option or to satisfy any Taxes with respect to an Award will not again be available for Awards. The payment of dividend equivalent rights in cash in conjunction with any outstanding Awards will not be counted against the Share Limit.

(b)
Director Limit. No non-employee director of the Board may receive, in respect of service as a non-employee director, in any fiscal year of the Company, any combination of Awards having an aggregate value, determined as of the grant dates of such Awards, of more than $500,000.

(c)
Adjustments. In the event of any stock dividend, stock split, extraordinary cash dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or share exchange, or

5

other similar corporate transaction or event, the Committee will make adjustments to preserve the benefits or potential benefits of this Plan and outstanding Awards including such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards and/or the total number of Awards issuable, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award and/or (iv) the Performance Goals; provided that, with respect to ISOs, any adjustment will be made in accordance with the provisions of Section 424(h) of the Code, and provided, further, that no adjustment will cause any Award which is or becomes subject to Section 409A to fail to comply with the requirements of such section.
(d)
Substitution Awards. Awards may be granted from time to time in assumption or substitution of either outstanding awards granted by, or the right or obligation to make future awards of, an entity acquired by any member of the Company Group or with which any member of the Company Group combines. The terms and conditions of the assumed or substituted Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award being assumed or substituted. If shares of Stock are issued under this Plan with respect to an Award granted under this Section, they will not count against the Share Limit.

6.	SPECIFIC TERMS OF AWARDS.
(a)
General. The Term of each Award will be for such period as may be determined by the Committee, but not more than 10 years. Subject to the terms of this Plan and any applicable Award Terms, payments to be made by the Company upon the grant, vesting or exercise of an Award may be made in such forms as the Committee will determine at the date of grant or thereafter, including cash, Stock and/or other property, and may be made in a single payment or transfer, in installments, or, subject to the requirements of Section 409A, on a deferred basis.

(b)	Awards. The Committee is authorized to grant Options, SARs, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Cash-Based Awards.
(i)
Options and SARs. The Committee may grant Awards of Options or SARs, alone or in tandem with other Awards, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.

(A)
At the time of grant, the Award Terms evidencing the grant of an Option under this Plan will set forth (i) whether all or a part of the Option granted to an employee will be an ISO and (ii) the number of shares subject to such ISO; provided, that, (x) the aggregate Fair Market Value with respect to which ISOs are exercisable for the first time by an eligible employee during any fiscal year may not exceed $100,000 and (y) no ISO (other than an ISO that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an ISO under the Code.

(B)
The exercise or base price per share of Stock underlying an Option or SAR will be determined by the Committee, but in no event will the exercise or base price per share of Stock underlying an Option or SAR be less than the Fair Market Value as of the date of grant of such Option or SAR (or, in the case of an ISO granted to a Ten Percent Shareholder, 110% of the Fair Market Value).

(C)
The purchase price of Stock as to which an Option is exercised will, subject to applicable law, be paid by a “net exercise” method where the Company will withhold from the delivery of shares of Stock for which the Option was exercised the number of shares of Stock having a Fair Market Value equal to the aggregate exercise price for the exercise of the Option. Notwithstanding the foregoing, subject to the approval of the Committee (which may be evidenced by the Award Terms), Grantees may elect to (i) pay the exercise price in cash and/or Stock or (ii) irrevocably authorize a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price; provided that such method will not cause adverse accounting consequences for the Company.

(D)	Options and SARs will be exercisable over the Term, which will not exceed 10 years from the date of grant (or in the case of an ISO granted to a Ten Percent Shareholder, five years), at such times and

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upon such conditions as the Committee may determine, as reflected in the applicable Award Terms. An Option or SAR may be exercised to the extent of any or all full shares of Stock as to which the Option or SAR has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.
(E)
Upon the Termination of a Grantee, the Options or SARs granted to the Grantee, to the extent that they are exercisable at the time of such Termination, will remain exercisable for the period as may be provided in the applicable Award Terms, but in no event following the expiration of their respective Terms. Upon the Termination of a Grantee, any unexercisable Options or SARs will be forfeited, unless otherwise provided in the applicable Award Terms.

(F)	No dividends or dividend equivalents will be granted in connection with a grant of Options or SARs.
(G)
Notwithstanding any other provision of this Plan (other than this Section), on the last trading day on which all or a portion of an outstanding Option and/or SAR may be exercised, if as of the close of trading on such day the Fair Market Value (determined for this purpose as the reported closing price of a share of Stock on such day) exceeds the per share exercise price of the Option and/or SAR by at least $0.50, the Grantee will be deemed to have automatically exercised such Option and/or SAR (to the extent it has not previously been exercised or forfeited) as of the close of trading in accordance with the provisions of this Section. This Section will not apply to any Option and/or SAR to the extent that the Committee determines that this Section causes the Option and/or SAR to fail to qualify for favorable tax treatment under applicable law. The Company may determine to cease automatically exercising Options and/or SARs at any time.

(ii)
Restricted Stock. The Committee may grant or offer for sale Awards of Restricted Stock, alone or in tandem with other Awards, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.

(A)	The Committee will determine the price, if any, to be paid by the Grantee for each share of Restricted Stock.
(B)
Except as provided in the applicable Award Terms, no shares of Restricted Stock may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until the restrictions subject to the Award have lapsed in accordance with the applicable Award Terms.

(C)
Unless otherwise provided in the applicable Award Terms, a Grantee will have the right to vote and receive dividends on Restricted Stock granted under this Plan. Unless otherwise provided in the applicable Award Terms, any dividend on Restricted Stock will be retained and paid to the Grantee only upon the vesting of Restricted Stock to which the dividend is attributable.

(D)
Upon the Termination of a Grantee, Restricted Stock granted to such Grantee, including all dividends retained by the Company with respect thereto, will be forfeited, unless otherwise provided in the applicable Award Terms.

(iii)
Restricted Stock Units. The Committee may grant Restricted Stock Units, alone or in tandem with other Awards, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.

(A)
Subject to the requirements of Section 409A, Restricted Stock Units may provide the Grantee with the right to receive dividend equivalents with respect to Stock subject to the Award on such terms and conditions as determined by the Committee and provided in the applicable Award Terms. Unless otherwise provided in the applicable Award Terms, any dividend equivalent on Restricted Stock Units will be retained and paid to the Grantee only upon the vesting of the Restricted Stock Units to which the dividend equivalent is attributable.

(B)
Upon the Termination of a Grantee, Restricted Stock Units granted to such Grantee, including all dividend equivalents retained by the Company with respect thereto, will be forfeited, unless otherwise provided in the applicable Award Terms.

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(iv)
Other Stock-Based Awards and Cash-Based Awards. The Committee may grant Other Stock-Based Awards and Cash-Based Awards, alone or in tandem with other Awards, which may be subject to a period of continued service, the attainment of Performance Goals and/or other terms and conditions as determined by the Committee and consistent with this Plan, as provided in the applicable Award Terms.

(c)	Change in Control. Unless otherwise provided in the applicable Award Terms:
(i)	Continuation/Assumption/Substitution of Awards. With respect to each outstanding Award that is continued, assumed or substituted in connection with a Change in Control:
(A)
As of the date of the Change in Control, any outstanding Awards subject to the achievement of Performance Goals will be deemed to be achieved as of the date of the Change in Control at the target performance level with respect to all open performance periods (unless the Committee determines to apply a higher achievement level) and will cease to be subject to any further performance conditions, but will continue to be subject to any period of continued service following the Change in Control in accordance with the applicable vesting date(s) set forth in the applicable Award Terms.

(B)
If the Grantee is Terminated by any member of the Company Group without Cause or resigns with Good Reason, in either case, within 18 months following such Change in Control, then each Award granted prior to a Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, (i) in the case of Awards other than Options and SARs, will be settled as soon as reasonably practicable, but in no event later than 10 days following the Grantee’s Termination, and (ii) in the case of Options and SARs, will become fully exercisable throughout their respective Terms.

However, in the case of Awards other than Options and SARs, if the Change in Control does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A, and if the Company determines the Award constitutes deferred compensation subject to Section 409A, then the Company will pay such Award on its scheduled payment date (which may be a “separation from service” within the meaning of Section 409A), but in no event more than 90 days following the scheduled payment date.
(ii)	No Continuation/Assumption/Substitution of Awards. With respect to each outstanding Award that is not continued, assumed or substituted in connection with a Change in Control:
(A)
As of the date of the Change in Control, any outstanding Awards subject to the achievement of Performance Goals will be deemed to be achieved as of the date of the Change in Control at the target performance level with respect to all open performance periods (unless the Committee determines to apply a higher achievement level).

(B)
Immediately prior to the occurrence of the Change in Control, each Award granted prior to a Change in Control (i) that is not an Option or SAR will become fully vested (including the lapsing of all restrictions and conditions) and settled as soon as reasonably practicable, but in no event later than 10 days following the date of the Change in Control and (ii) that is an Option or SAR will be deemed exercised in full.

However, in the case of Awards other than Options and SARs, if the Change in Control does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A, and if the Company determines the Award constitutes deferred compensation subject to Section 409A, then the Company will pay such Award on its scheduled payment date (which may be a “separation from service” within the meaning of Section 409A), but in no event more than 90 days following the scheduled payment date.
(iii)
Continued/Assumed/Substituted. For purposes of this Section, an Award will be considered continued, assumed or substituted if, following the Change in Control, the Award (A) is based on shares of common stock that are traded on an established U.S. securities market; (B) provides the Grantee with rights and

8

entitlements substantially equivalent to or better than the rights, terms and conditions applicable to such Award, including an identical or better exercise or vesting schedule and methods of payment; and (C) has substantially equivalent economic value (intrinsic value in the case of an Option or SAR) to such Award (determined on the date of the Change in Control).
(iv)
Cashout of Awards. Notwithstanding any other provision of this Plan, the Committee may provide that any outstanding Award that is not continued, assumed or substituted in connection with a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A, will, immediately upon the occurrence of a Change in Control, be canceled in exchange for a payment in cash or securities equal to the value of the Award (where in the case of Options and SARs, the value of such Awards, if any, is equal to their intrinsic value, if any, as determined by the Committee). Without limiting the generality of the foregoing, in the event that the consideration paid per share in the Change in Control is less than or equal to the exercise price, base price or purchase price per share of an Award, then the Committee may cancel such Award without any consideration upon the occurrence of a Change in Control.

7.	GENERAL PROVISIONS.
(a)	Heirs and Successors. The terms of this Plan will be binding upon, and inure to the benefit of, the Company and its successors and assigns.
(b)
Transferability. Awards granted under this Plan may not be assigned, transferred or otherwise encumbered or disposed of, except (i) as designated by the Grantee by will or by the laws of descent and distribution or (ii) as otherwise expressly permitted by the Committee. Any assignment, transfer, encumbrance or disposition in violation of the provisions of this Section will be null and void. If any rights exercisable by a Grantee or benefits deliverable to a Grantee under any Award Terms have not been exercised or delivered, respectively, at the time of the Grantee’s death, such rights will be exercisable by and benefits delivered to the Designated Beneficiary in accordance with the provisions of the applicable Award Terms and this Plan. All Options and SARs will be exercisable, subject to the terms of this Plan, only by the Grantee or any person to whom such Option or SAR is transferred pursuant to this Section, it being understood that the term Grantee will include such transferee for purposes of the exercise provisions contained herein.

(c)
No Right to Continued Employment. Nothing in this Plan, any Award Terms or other agreement entered into between a Grantee and any member of the Company Group will confer upon any Grantee the right to (i) continue in the employ or service of any member of the Company Group, (ii) be entitled to any remuneration or benefits not set forth in this Plan, any Award Terms or other written agreement or (iii) interfere with or limit in any way the right of any member of the Company Group to terminate such Grantee’s employment or service (for any reason or no reason).

(d)
No Implied Rights. Neither a Grantee nor any other Person will, by reason of participation in this Plan or otherwise, acquire any right in or title to any assets, funds or property of the Company Group whatsoever, including any specific funds, assets, or other property which any member of the Company Group may set aside in anticipation of a liability under this Plan. A Grantee will only have the rights of a general unsecured creditor of the Company and nothing contained in this Plan will constitute a guarantee that the assets of the Company will be sufficient to pay any benefits to any Person.

(e)
Taxes. Any member of the Company Group is authorized to withhold from any Award and any payment relating to any Award, including from a delivery of Stock, the maximum applicable Federal, state, local and, if applicable, foreign income and employment tax and social insurance withholding requirements (collectively, “Taxes”) arising from the grant, vesting, delivery and/or exercise of such Award, and to take such other action as the Committee may deem advisable to enable the Company and the Grantee to satisfy obligations for Taxes. In the cases of (i) delivery of Stock on vesting of a Restricted Stock Unit or the exercise of an Option or SAR and (ii) vesting of Restricted Stock, the Company will withhold from the delivery or vesting the number of shares of Stock having a Fair Market Value equal to the applicable Taxes. Notwithstanding the foregoing, subject to the approval of the Committee (which may be evidenced by the Award Terms), Grantees may elect to (i) pay Taxes in cash and/or Stock or (ii) irrevocably authorize a third

9

party to sell shares of Stock (or a sufficient portion of the shares) held by the Grantee to remit to the Company a sufficient portion of the sale proceeds to pay Taxes; provided that such method will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules in satisfaction of a Grantee’s Tax obligations.
(f)
Shareholder Approval; Amendment and Termination. This Plan will take effect on the Effective Date. The Committee may amend, alter or discontinue this Plan or any outstanding Awards, but no amendment, alteration or discontinuation will be made that would (i) impair the rights of a Grantee under any outstanding Awards without such Grantee’s consent or (ii) require shareholder approval under applicable law or under the rules of any stock exchange on which Stock is then listed (unless such shareholder approval is obtained). Unless earlier terminated by the Committee pursuant to the provisions of this Plan, this Plan will terminate on the tenth anniversary of the Effective Date. No Awards will be granted under this Plan after such termination date; provided that Awards granted prior to such termination date will continue in effect following such termination date in accordance with their terms.

(g)
No Rights to Awards; No Shareholder Rights; Waiver of Claims. No individual will have any claim to be granted an Award and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award will have no rights as a shareholder with respect to any shares covered by the Award until the date of the issuance of such shares. In consideration of a Grantee’s receipt of any Award, the Grantee expressly waives any right to contest the amount of any Award; any Award Terms; any determination, action or omission by the Committee or the Board; or any amendment to this Plan or any Award Terms (other than an amendment to this Plan or any Award Terms to which the Grantee’s consent is expressly required by the applicable Award Terms or this Plan). Nothing contained in this Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between any member of the Company Group and any Grantee. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

(h)
No Fractional Shares. No fractional shares of Stock will be issued or delivered with respect to any Award. The Committee will determine whether cash, other Awards or other property will be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto will be forfeited or otherwise eliminated.

(i)	Regulations and Other Approvals.
(i)
The obligation of the Company to sell or deliver Stock with respect to any Award granted under this Plan will be subject to all applicable laws and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)
Each Award is subject to the requirement that, if at any time the Committee determines that the listing, registration or qualification of Stock issuable pursuant to this Plan is required by any securities exchange or under applicable laws, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award will be granted or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)
In the event that the disposition of Stock acquired pursuant to this Plan is not covered by a then-current registration statement under the Securities Act of 1933 (the “Securities Act”), and is not otherwise exempt from such registration, such Stock will be restricted against transfer to the extent required by the Securities Act, and the Committee, as applicable, may cause appropriate legends to be inscribed on the applicable stock certificates or appropriate restrictions to be evidenced if such stock is held in book-entry form, and/or to require a Grantee to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with an intent to distribute.

10

(j)
Section 409A. All Awards made under this Plan that are intended to be “deferred compensation” subject to Section 409A will be interpreted, administered and construed to comply with Section 409A, and all Awards made under this Plan that are intended to be exempt from Section 409A will be interpreted, administered and construed to comply with and preserve such exemption. The Committee will have the full authority to give effect to the intent of the prior sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between this Plan and a provision of any Award or Award Terms, this Plan will govern.

(i)
Notwithstanding anything contained herein to the contrary, to the extent any Award made under this Plan constitutes “deferred compensation” subject to Section 409A, in each case to the extent required to comply with Section 409A:

(A)
the Grantee will not be considered to have terminated employment or service with any member of the Company Group for purposes of this Plan and no payment will be due to the Grantee until the Grantee would be considered to have incurred a “separation from service” from any member of the Company Group within the meaning of Section 409A;

(B)
for purposes of determining whether the Grantee has experienced a separation from service from the Company Group within the meaning of Section 409A, “Subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with the Company, has a controlling interest (within the meaning of Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations) in another corporation or other entity in the chain, ending with such corporation or other entity;

(C)
any payment due upon a Change in Control will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A;

(D)
any payment to be made with respect to such Award in connection with the separation from service from any member of the Company Group (within the meaning of Section 409A) to a Grantee who is a “specified employee” (as defined in Section 409A), and any other payment that would be subject to the limitations in Section 409A(a)(2)(B), will be delayed until the first business day after the date that is six months following such separation from service (or death, if earlier) to the extent necessary to avoid the imposition of any individual tax and penalty interest charges imposed under Section 409A;

(E)
if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents will be treated separately from the right to other amounts under the Award;

(F)	each amount to be paid or benefit to be provided under this Plan will be construed as a separate identified payment for purposes of Section 409A; and
(G)	in no event will a Grantee, directly or indirectly, designate the calendar year in which a payment is made except in accordance with Section 409A.
(ii)
The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment or benefit. The Grantee will be solely responsible for payment of any taxes and penalties incurred under Section 409A in connection with any Award. The Company Group and any of their respective officers, directors, employees and service providers (other than Grantees with respect to their own Awards) will have no liability for adverse consequences under Section 409A.

11

(k)
Recoupment. Awards will be subject to any clawback or recapture policy that any member of the Company Group may adopt from time to time to the extent provided in such policy or as required by law and, in accordance with such policy or law, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Grantee.

(l)
Prohibition on Repricing. In no event will the exercise price or base price with respect to an Option or SAR be reduced following the grant of such Award, nor will an Option or SAR be replaced with an Award that has a lower exercise price or base price, another type of Award or cash payment, in each case, without shareholder approval.

(m)
Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Stock (or cash or other property) under this Plan or any Award Terms any outstanding amounts (including travel and entertainment or advance account balances, loans, repayment or clawback obligations under any Awards or this Plan or amounts repayable to any member of the Company Group pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to any member of the Company Group and any amounts the Committee otherwise deems appropriate. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A, the Committee will have no right to offset against its obligation to deliver Shares (or cash or other property) under this Plan or the applicable Award Terms if such offset could subject the Grantee to the additional tax imposed under Section 409A in respect of an outstanding Award.

(n)
Severability. If any of the provisions of this Plan or any Award Terms is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable. This Plan, any Award Terms and any provisions relating to equity-based awards set forth in an employment or engagement agreement between a Grantee and any member of the Company Group (if any) contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter thereof.

(o)	Governing Law. This Plan and all determinations made and actions taken pursuant hereto will be governed by the laws of the State of New York without giving effect to its conflict of laws principles.

12

LOEWS CORPORATION
9 WEST 57TH STREET
NEW YORK, NY 10019-2714
ATTN: Investor Relations

SCAN TO VIEW MATERIALS & VOTE

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on 05/12/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	Nominees	For	Against	Abstain
1A	Ann E. Berman	☐	☐	☐
1B	Charles D. Davidson	☐	☐	☐
1C	Charles M. Diker	☐	☐	☐
1D	Paul J. Fribourg	☐	☐	☐
1E	Walter L. Harris	☐	☐	☐
1F	Jonathan C. Locker	☐	☐	☐
1G	Susan P. Peters	☐	☐	☐
1H	Alexander H. Tisch	☐	☐	☐
1I	Benjamin J. Tisch	☐	☐	☐
1J	James S. Tisch	☐	☐	☐
1K	Anthony Welters	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

		For	Against	Abstain
2.	Approve, on an advisory basis, executive compensation	☐	☐	☐
3.	Ratify Deloitte & Touche LLP as independent auditors	☐	☐	☐
4.	Approve the Loews Corporation 2025 Incentive Compensation Plan	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof shall be voted by the proxies appointed hereby in their judgment and discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000663857_1 R1.0.0.2

Address Change/Comments: Please provide any address changes or comments to our investor contact by e-mail at IR@loews.com or by phone at 212-521-2403.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, and Annual Review Letter are available at www.proxyvote.com

LOEWS CORPORATION

Annual Meeting of Shareholders

May 13, 2025 11:00 A.M.

This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) Marc A. Alpert, Jane J. Wang and Thomas H. Watson, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of LOEWS CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 A.M. New York City time on May 13, 2025, at the Loews Regency New York Hotel, 540 Park Avenue, New York, New York 10065 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000663857_2 R1.0.0.2